United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Advanced Emissions Solutions, Inc.
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April 26, 2018

Dear Fellow Stockholder:
On behalf of the Board of Directors, we are pleased to invite you to the 2018 Annual Meeting of Advanced Emissions Solutions, Inc.'s Stockholders, which will be held at 9:00 a.m. (local time) on June 19, 2018 at the Denver Marriott Tech Center located at 4900 S. Syracuse Street, Denver, Colorado 80237.
At the Annual Meeting, you will be asked to elect five directors, provide your advisory approval on our executive compensation, ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and approve the continuation of the Company's Tax Asset Protection Plan.
Your Board of Directors and management look forward to greeting those of you who are able to attend the Annual Meeting. The accompanying notice of meeting and this Proxy Statement provide specific information about the Annual Meeting and explain the various proposals. Please read these materials carefully.
Thank you for your continued support of and interest in our Company.

L. Heath Sampson
President and Chief Executive Officer

ADVANCED EMISSIONS SOLUTIONS, INC.
640 Plaza Drive, Suite 270
Highlands Ranch, Colorado 80129
Telephone: (888) 822-8617

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:
The Annual Meeting of Stockholders of Advanced Emissions Solutions, Inc. (“ADES” or the “Company”), a Delaware corporation, will be held at 9:00 a.m. (local time) on June 19, 2018 at the Denver Marriott Tech Center located at 4900 S. Syracuse Street, Denver, Colorado 80237, or at any postponement or adjournment thereof, for the following:

1.	To elect five directors of the Company;

2.	To approve, in an advisory vote, our executive compensation;

3.	To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

4.	To approve the continuation of the Company's Tax Asset Protection Plan; and

5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
Stockholders of record at the close of business on April 23, 2018 are entitled to notice of and to vote at the Annual Meeting.
Our stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by telephone or Internet, or by completing, signing and dating the available proxy card and returning it promptly to the Company.
Please call on our toll-free number (888-822-8617) if you require directions or have other questions concerning the meeting. Directions to our offices are also located on the back cover of this Proxy Statement.
By Order of the Board of Directors,
Greg P. Marken
Chief Financial Officer, Treasurer and Secretary
April 26, 2018

Important Notice
Regarding Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 19, 2018
The Company’s Proxy Statement and Annual Report to Stockholders are Available at: www.proxyvote.com

PROXY STATEMENT

This Proxy Statement is furnished to the stockholders of Advanced Emissions Solutions, Inc. (“ADES” or the “Company”), a Delaware corporation, in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”), to be voted at our annual meeting of stockholders (“Annual Meeting” or “meeting”) to be held on Tuesday, June 19, 2018, at the Denver Marriott Tech Center located at 4900 S. Syracuse Street, Denver, Colorado 80237, and any postponements or adjournments thereof. This Proxy Statement and accompanying form of proxy is first being made available to our stockholders on or about April 26, 2018. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon, and if no instructions are given, then to the extent permitted by law, in the discretion of the proxy holder. Throughout this Proxy Statement, the terms "we," "us" "our" and "our Company" refer to Advanced Emissions Solutions, Inc. and, unless the context indicates otherwise, our consolidated subsidiaries.
VOTING RIGHTS AND VOTE REQUIRED
Our Board has fixed the close of business on April 23, 2018, as the record date (the “Record Date”) for determination of stockholders entitled to notice of and to vote at the meeting. On the Record Date, 20,573,253 shares of our common stock were issued and outstanding, each of which entitles the holder thereof to one vote on all matters that may come before the Annual Meeting. We do not have any class of voting securities outstanding other than our common stock. An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied. If a quorum exists, actions or matters other than the election of the Board are approved if the votes cast in favor of the action exceed the votes cast opposing the action unless a greater number is required by the Delaware General Corporation Law (the “DGCL”) or our Second Amended and Restated Certificate of Incorporation. The five nominees receiving the highest number of votes cast will be elected as directors. Abstentions will not affect the election of directors.
If, as of the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then that firm or organization is the stockholder of record for purposes of voting at the Annual Meeting and you are considered the beneficial owner of shares held in "street name." If you are a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares held in your account. If you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may vote your shares on routine matters or they may elect not to vote your shares. The proposal to ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2018 is considered a “routine matter,” but the other proposals being voted on at the Annual Meeting are not considered “routine matters” and brokers will not be entitled to vote on those proposals absent specific instructions and authorization from the beneficial owners of the shares. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." A broker non-vote occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker non-votes on a particular proposal are considered present for purposes of determining a quorum, but will not be treated as shares present and entitled to vote on any proposal other than the ratification of our public accounting firm and accordingly will have no effect on such vote.
We invite beneficial owners to attend the Annual Meeting. If you are a beneficial owner and not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent and bring such proxy to the Annual Meeting. If you want to attend the Annual Meeting, but not vote, you must provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to April 23, 2018, a copy of the voting instruction card provided by your broker or other agent or other similar evidence of ownership.
A minimum of one-third of the shares of Common Stock issued and outstanding must be represented at the meeting in person or by proxy in order to constitute a quorum. Cumulative voting is not allowed for any purpose.
Unless instructions to the contrary are marked, or if no instructions are specified, shares represented by proxies will be voted:
FOR ALL the persons nominated by the Board for Directors, being: Gilbert Li, R. Carter Pate, L. Heath Sampson, J. Taylor Simonton, and L. Spencer Wells;
FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion as set forth under the Executive Compensation section of this Proxy Statement;
FOR the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

FOR the approval of the continuation of the Company's Tax Asset Protection Plan.
We do not know of any other matter or motion to be presented at the Annual Meeting. If any other matter or motion should be presented at the Annual Meeting upon which a vote must be properly taken, to the extent permitted by law, the persons named in the accompanying form of proxy intend to vote such proxy in the discretion of such person as the directors of the Company may recommend, including any matter or motion dealing with the conduct of the Annual Meeting.
Voting by Mail, Facsimile, via the Internet or by Telephone
Stockholders whose shares are registered in their own names may vote by mailing or faxing a completed proxy card, via the internet or by telephone. Instructions for voting via the internet or by telephone are set forth on the enclosed proxy card. To vote by mailing or faxing a proxy card, sign and return the available proxy card to the Company and your shares will be voted at the Annual Meeting in the manner you direct. If no directions are specified, your shares will be voted as described above.
If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares over the internet or by telephone rather than by mailing a completed voting instructions card provided by the bank or brokerage firm. Please check the voting instructions card provided by your bank or brokerage house for availability and instructions. If internet or telephone voting is unavailable from your bank or brokerage house, please complete and return the voting instructions card provided by the bank or brokerage firm.
Any stockholder who completes a proxy or votes via the internet or by telephone may revoke the action at any time before it is exercised at the Annual Meeting by delivering written notice of such revocation to the Company's (c/o Greg P. Marken, Secretary), 640 Plaza Drive, Suite 270, Highlands Ranch, Colorado, 80129, by submitting a new proxy executed at a later date, or by attending the Annual Meeting and voting in person.

PROPOSAL ONE

ELECTION OF DIRECTORS OF THE COMPANY
Our Nominating and Governance Committee has recommended to our Board the slate of five directors for election by our stockholders, and the Board approved the recommendation and the slate of directors. Each director will hold office until the next Annual Meeting of Stockholders and thereafter until a successor is elected and qualified. Cumulative voting is not permitted in the election of directors. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE INDIVIDUALS NAMED IN THE ACCOMPANYING PROXY WILL VOTE IN FAVOR OF THE ELECTION OF THE FOLLOWING PERSONS NAMED AS OUR NOMINEES FOR DIRECTORS: GILBERT LI, R. CARTER PATE, L. HEATH SAMPSON, J. TAYLOR SIMONTON AND L. SPENCER WELLS.
Each of the nominees has consented to be named herein and to serve if elected. We do not anticipate that any nominee will become unable or unwilling to accept nomination or election, but if this should occur, the persons named in the proxy intend to vote for the election in his or her stead of such other person as the Board may recommend. It is the policy and practice of the Company that all directors who reside in the metropolitan Denver, Colorado area attend the Annual Meeting.
Detailed biographical information about each director nominee can be found under the Corporate Governance section of this Proxy Statement. The following table sets forth certain information, including expected Committee membership as of June 19, 2018, as to each director nominee of the Company:

Name	Age	Position and Offices	Director Since
Gilbert Li	40	Director, Chairman of Nominating and Governance Committee and Member of Audit Committee and Compensation Committee	2016
R. Carter Pate	63	Director, Chairman of Compensation Committee and Member of Audit Committee and Nominating and Governance Committee	2016
L. Heath Sampson	47	Director, President and Chief Executive Officer	2015
J. Taylor Simonton	73	Director, Chairman of the Audit Committee and Member of Nominating and Governance Committee	2014
L. Spencer Wells	47	Director, Chairman of the Board and Member of Compensation Committee	2014
No family relationship exists between any directors or executive officers.
Director Compensation information for the fiscal year ended December 31, 2017 can be found under the "Director Compensation" section of this Proxy Statement.
Board Recommendation
Our Board recommends that you vote "FOR" all of the persons nominated above, being Gilbert Li, R. Carter Pate, L. Heath Sampson, J. Taylor Simonton and L. Spencer Wells.

CORPORATE GOVERNANCE
Directors of the Company
The Nominating and Governance Committee of the Board seeks directors with strong reputations and experience in areas relevant to our strategy and operations, such as environmental and chemical technologies, and government regulation and relations, as well as overall business acumen and experience in financial matters. Each of our current directors and the director nominees set forth in this Proxy Statement holds or has held senior executive positions in complex organizations and has operating experience that meets this objective, as described below. In these positions, the directors and nominees have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, executive compensation, risk management and leadership development. The Nominating and Governance Committee also believes that each of the directors and nominees has other key attributes that are critical to the composition of an effective Board: integrity and demonstrated impeccable ethical standards, sound judgment, analytical skills, the ability to work together in a constructive and collaborative fashion and the commitment to devote significant time and energy to service on the Board and its Committees.
The specific experience, qualifications and background of each director for election by our stockholders is as follows:

L. Spencer Wells has served as a director since 2014 and as Chairman of the Board of the Company since 2016. Mr. Wells has over 15 years of experience as a financial analyst and is a Partner at Drivetrain Advisors providing extensive knowledge on portfolio management, proprietary trading, and special situation expertise. Before joining Drivetrain Advisors in 2013, Mr. Wells served as a Senior Advisor (from 2012 to 2013) and as a Partner (from 2010 to 2012) at TPG Special Situations Partners, during which time he created and managed an investment portfolio approximated at $2.5 billion. From 2002 until 2009, Mr. Wells served as a Partner and a Portfolio Manager at Silverpoint Capital. While at Silverpoint, he covered the energy, chemicals, and building products sectors and managed an investment portfolio estimated at $1.3 billion. Mr. Wells has served as a director of Town Sports International Holdings, Inc. (NASDAQ: CLUB) since 2015 and as a director of NextDecade Corporation (NASDAQ: NEXT) since August 2017. He also serves as a director of three other private companies. Since June 2016, he has also served as a manager on the Board of Managers of Tinuum Group, LLC ("Tinuum Group"), a related party. Mr. Wells is a Trustee, a member of the Investment Committee and Finance Committee, and Co-Chair of the Development Committee for Western Reserve Academy. Mr. Wells holds a B.A. in psychology from Wesleyan University and an M.B.A. from Columbia Business School.
Director Qualifications:

•
Leadership Experience - Senior Advisor and a prior partner at TPG Special Situations Partners, Director for the Center for Music National Service, current director for Town Sports International Holdings, Inc. and NextDecade Corporation and three other private companies, and Trustee and Co-Chair of the Development Committee for Western Reserve Academy.

•	Industry Experience - Through his various roles as a financial analyst, he has covered the energy chemicals and building products sectors.

•	Finance Experience - Extensive and varied experience with over 20 years of involvement as a financial analyst.
Gilbert Li has served as a director of the Company since 2016 and currently is the Co-Founder and Managing Partner of Alta Fundamental Advisers, a private investment company, since January 2013. Since February 1, 2018, he has served as a manager on the Board of Managers of Tinuum Group. He has spent his career focused on value oriented investing across the capital structure. From January 2009 through January 2013, Mr. Li was an investment analyst for JMB Capital Partners, a $1.3 billion hedge fund. He has also previously held the roles of portfolio manager, trader and investment analyst at Merrill Lynch, Watershed Asset Management and J.P. Morgan Investment Management. Mr. Li attended the University of California, Berkeley with majors in chemical engineering and material science engineering and a minor in business administration.
Director Qualifications:

•	Leadership Experience - Co-Founder and Managing Partner of Alta Fundamental Advisers.

•	Industry Experience - Invested, analyzed, and traded many energy, alternative energy, coal, and tax credit-related companies.

R. Carter Pate has served as a director of the Company since 2016. Since May 2015, he has served as a director of BioScrip, Inc. (NASDAQ: BIOS) and is currently the its Chairman of the Board. Mr. Pate is currently the Interim Chief Executive Officer of Providence Services Corporation (NASDAQ: PRSC), a position he has held since 2017. He is also the Founder and Chief Executive Officer of Phoenix Effect, LLC, serving as a consultant and advisory board member to public and private boards of directors since 2014. From 2011 to 2014, Mr. Pate served as Chief Executive Officer of MV Transportation, Inc., the largest privately-owned passenger transportation contracting firm based in the U.S., and continues to serve as an independent strategic advisor to MV Transportation. From 1996 to 2011, Mr. Pate was employed by PricewaterhouseCoopers, LLP ("PwC") in various positions including U.S. and Global Managing Partner of PwC’s Capital Projects and Infrastructure practice (2010 to 2011), Global and U.S. Managing Partner of PwC’s Health Care Practice (2008 to 2010), U.S. Managing Partner of Government Services (2005 to 2008), Managing Partner of U.S. Markets (2004 to 2005), Managing Partner of Financial Advisory Services (2000 to 2004) and as a Partner and Leader in the U.S. Restructuring Practices (1996 to 2000). Mr. Pate previously served as a director, Interim President and Chief Executive Officer of Sun Television and Appliances, Inc., a national retailer, as a director and Chief Executive Officer of Sun Coast Industries, Inc. and as Director of Finance at William Hudson Chemical Trading. He also founded his own management consulting firm. Mr. Pate has a Master's degree in accounting and information management from the University of Texas at Dallas and a B.S. degree in accounting from Greensboro College and is a CPA.
Director Qualifications:

•
Leadership Experience - Founder and Chief Executive Officer of Phoenix Effect, LLC, Chief Executive Officer of MV Transportation, director, Interim President and Chief Executive Officer of Sun Television and Appliances, director and Chief Executive Officer of Sun Coast Industries, director of several public and private companies and multiple leadership positions at PwC.

•
Industry Experience - Partner in charge of PwC's U.S. Advisory Practice, which included the Advisory energy practice, which included a number of oil field services firms as well as a fluid catalyst cracking manufacturer. He also served as advisor to one of America's largest energy companies in a multi-year restructuring effort. As the U.S. Managing Partner of PwC's U.S. Government practice, he was involved in consulting relationships with U.S. Government contracting energy companies. He maintains his Department of Defense Top Secret Clearance.

L. Heath Sampson is the President and Chief Executive Officer and a director of the Company. Mr. Sampson has served in this role since April 2015. Prior to his appointment as Chief Executive Officer, Mr. Sampson served as Chief Financial Officer and Treasurer of the Company from August 27, 2014. Since April 2015 has served as a Manager on the Board of Managers of Tinuum Group. Mr. Sampson is a National Association of Corporate Directors (NACD) Board Leadership Fellow. He demonstrates his commitment to the highest standards of exemplary board leadership by earning NACD Fellowship — The Gold Standard Director Credential — a continuous program of study that empowers directors with the latest insights, intelligence, and leading boardroom practices. Prior to joining the Company and from 2009 to 2014, he served as Chief Financial Officer of Square Two Financial, a $500 million private equity backed consumer collections company, where he led a corporate restructuring project. From 2007 to 2009, Mr. Sampson served as Chief Financial Officer of First Data Financial Services, a business unit of First Data Corporation, a large-market global SEC registrant, and led strategy development for the $2.5 billion business unit with over 15,000 employees. From 2005 to 2007, he served First Data Corporation as the business unit Chief Financial Officer for both the innovative payments and integrated payment systems business units. At First Data Corporation, Mr. Sampson also led corporate restructuring projects and was instrumental in a large solution-based corporate turnaround sales effort. He was also employed by Arthur Andersen LLC from the mid-1990s until the early 2000s. During his time at Arthur Andersen LLP, Mr. Sampson served as a manager of audit services and a senior manager of business and risk consulting. Mr. Sampson holds a Bachelor of business administration-accounting and Masters of accountancy from the University of Denver.
Director Qualifications:

•
Leadership Experience - President and Chief Executive Officer of the Company; former Chief Financial Officer of the Company, Square Two Financial and multiple business units of First Data Corporation including First Data Financial Services; former manager of audit services and former senior manager of business and risk consulting at Arthur Andersen LLP.

•	Industry Experience - President and Chief Executive Officer and former Chief Financial Officer of the Company.

•
Finance Experience - former Chief Financial Officer of the Company; former Chief Financial Officer of Square Two Financial and multiple business units of First Data Corporation including First Data Financial Services; former manager of audit services and former senior manager of business and risk consulting at Arthur Andersen LLP; Bachelor of business administration-accounting and Masters of accountancy from the University of Denver.

J. Taylor Simonton has served as a director of the Company since 2014 and has over 46 years of experience in financial accounting and auditing. Since October 2013, Mr. Simonton has been a director of Escalera Resources Co. f/k/a Double Eagle Petroleum (OTC: ESCRQ), a developer of natural gas and crude oil properties in the Rocky Mountain region. He currently serves Escalera Resources as the Audit Committee Chair and a member of the Compensation and Nominating and Governance Committees. From September 2008 to July 2015, Mr. Simonton was a director of Crossroads Capital, Inc. f/k/a BDCA Venture, Inc. (formerly NASDAQ: XRDC), a business development company and closed-end mutual fund. He served Crossroads Capital as the Lead Director, Chair of the Audit Committee and as a member of the Nominating & Governance, Compensation and Valuation Committees and also served as the Chair of the Valuation Committee from 2008 to 2011. Mr. Simonton served as a director and Chair of the Audit Committee for Zynex, Inc. (OTC: ZYXI) from October 2008 to January 2014. He served as a director, Chair of the Audit Committee (2005-2009), and a member of the Nominating and Governance Committee of Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) from September 2005 to May 2013. Mr. Simonton was a member of the Board of Directors of the Colorado Chapter of the National Association of Corporate Directors (“NACD”) from September 2005 to July 2015, serving at various times as the Chairman, President, Treasurer and Publicity Chair/Editor. Mr. Simonton is a Board Leadership Fellow, the highest director credential of NACD. He is a member of the American Institute of CPAs and Colorado Society of CPAs. For 35 years, Mr. Simonton served at PwC, including 23 years as an Assurance Partner and seven years in the firm’s SEC Department of its National Professional Services Group, four of which were international. Mr. Simonton received a B.S. degree in accounting from the University of Tennessee and is a CPA.
Director Qualifications:

•
Leadership Experience - Director and Chair of the Audit Committee of Escalera Resources Co.; previously Lead Director, Chair of the Audit Committee of Crossroads Capital, Inc., Director and Chair of the Audit Committee for Zynex, Inc., Red Robin Gourmet Burgers, Inc., and one other public company; Chairman, President, and Treasurer of the Board of Directors of the Colorado Chapter of NACD; Board Leadership Fellow, the highest director credential of NACD; and Colorado 2014 Outstanding Public Company Director, as awarded by the Denver Business Journal and NACD-Colorado.

•
Industry Experience - Varied experience throughout the years in the industry and as director of Escalera Resources Co., a developer of natural gas and crude oil properties in the Rocky Mountain region.

•
Finance Experience - Extensive and varied experience for over 46 years in financial accounting and auditing, including 35 years at PwC. He possesses a CPA and is member of the American Institute of CPAs and Colorado Society of CPAs.

Director Independence
Our current Board consists of six independent directors, as defined in NASDAQ Marketplace Rule 4200(a)(15). In our fiscal year 2017, all directors other than Mr. Sampson qualified as "independent directors." The Board maintains audit, compensation, and nominating and governance committees, each of which was and is comprised solely of independent directors. The charter of each committee is available on our website at www.advancedemissionssolutions.com under the "Leadership & Governance" section of "ADES Investors."

Board Meetings and Committees
Our Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. However, in accordance with corporate legal principles, the Board is not involved in day-to-day operating matters. Members of the Board are kept informed of the Company’s business by participating in Board and committee meetings, by reviewing analysis and reports sent to them weekly and monthly, and through discussions with the CEO and other officers.

The Board met 15 times in 2017. At each of the Board meetings, the independent directors were polled to determine if they believed an "executive session" was needed. In 2017, the Board held four executive sessions where management of the Company was excluded. The Audit Committee met nine times in 2017. The Compensation Committee met four times in 2017. The Nominating and Governance Committee met five times in 2017. All of the directors were present for more than 75% of the meetings of the Board and the committees of which they were members.

Our Board is currently comprised of seven members--the five current directors nominated for re-election at this annual meeting and A. Bradley Gabbard and Derek C. Johnson. Messrs. Gabbard and Johnson have chosen not to stand for re-election to the Board at the annual meeting. Accordingly, as permitted by our bylaws, the Board has reduced the size of the board from seven members to five members, effective as of the date of the annual meeting.

Stockholder Communications to Directors
Any stockholder may communicate directly with the Board (or any individual director) by writing to the Chairman of the Board, Advanced Emissions Solutions, Inc., 640 Plaza Drive, Suite 270 Highlands Ranch, Colorado 80129 or by emailing the Board through the "Contact the Board" link on our website at www.advancedemissionssolutions.com. Any such communication should state the number of shares beneficially owned by the stockholder making the communication. Provided that such communication addresses a legitimate business issue, the Company or the Chairman will forward the stockholder's communication to the appropriate director. For any communication relating to accounting, auditing or fraud, such communication will be forwarded promptly to the Chairman of the Audit Committee.

Code of Ethics
We have adopted a Code of Ethics and Business Conduct that includes a code of ethics as defined in Item 406(b) of SEC Regulation S-K. Our Code of Ethics and Business Conduct incorporates our Insider Trading Policy, which applies to our officers, directors, and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller or other persons performing similar functions. A copy of our Code of Ethics and Business Conduct is available on our website at www.advancedemissionssolutions.com. We intend to disclose any amendments to our Code of Ethics and Business Conduct, or waivers of such provisions granted to executive officers and directors, on our website.

Board Leadership Structure and Role in Risk Oversight
We have a policy of keeping the roles of Chief Executive Officer and Chairman of the Board separate, and the roles are currently filled by two different individuals. We believe this arrangement is appropriate as it recognizes the distinction between the role played by the Chief Executive Officer, which is a position being more heavily oriented towards day-to-day management, while the Chairman functions as an independent director whose role is to oversee the Board and is also able to participate in and chair executive sessions of the Board.

The Board has designated the Audit Committee to take the lead in overseeing risk management, and the Audit Committee periodically reports to the Board regarding briefings provided by management and advisors as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management processes. In addition to this compliance program, the Board encourages management to promote, and management is committed to promoting, a corporate culture that incorporates risk management into the Company’s strategy and day-to-day business operations. The Board and management continually work together to assess and analyze our most likely areas of risk.

Audit Committee
Our Board has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For 2017, our Board appointed Messrs. Simonton, Johnson, and Pate to serve on the Audit Committee. Our Board determined that Mr. Simonton and Mr. Pate are each an "audit committee financial expert. Each Audit Committee member is “independent” as that term is used in the listing requirements for the NASDAQ Stock Market, and a brief listing of his relevant experience is stated in his biography above under the caption entitled "Directors of the Company."

The role and functions of the Audit Committee are set out in the Audit Committee Charter, originally adopted by the Company’s Board and most recently amended on August 11, 2016. The role of the Audit Committee is one of oversight of the services performed by the Company’s independent registered public accounting firm. The Audit Committee’s functions include the following: reviewing and assessing the Audit Committee Charter annually; overseeing the Company’s compliance with legal, ethical and regulatory requirements, including the Code of Ethics and Business Conduct and approving related party transactions; overseeing the Company’s processes to identify and manage business and financial risk; appointing, approving the compensation of and reviewing the Company’s relationships with its independent registered public accounting firm and/or other auditors and assessing the impact such relationships may have on the auditors’ objectivity and independence; taking other appropriate action to oversee the independence of the outside auditors; reviewing and considering the matters identified in Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (“PCAOB”) with the outside auditors and management; reviewing and discussing the Company’s financial statements and report on internal control with the outside auditors and management; reviewing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; and reporting to the Board on all such matters. In performing its oversight function, the Audit Committee relies upon advice and information received in its discussions with the Company’s management and independent registered public accounting firm. The Audit Committee pre-approves all audit or non-audit services performed by our independent registered public accounting firm in accordance with Audit Committee policy and applicable law.

Compensation Committee
For 2017, our Board appointed a Compensation Committee currently consisting of Messrs. Li, Pate, and Simonton. Mr. Pate currently serves as the chairperson of the Compensation Committee. The responsibilities of the Compensation Committee, as set forth in the Compensation Committee Charter include reviewing our executive compensation programs to analyze their alignment with attracting, retaining and motivating our executive officers to achieve our business objectives; establishing annual and long-term performance goals for our executive officers and evaluating their performance in light of such goals; reviewing, approving and, when appropriate, making recommendations concerning our long-term incentive plans; reviewing and making recommendations regarding stockholder proposals related to compensation; and administering our equity-based and employee benefit plans. See “Executive Compensation” below for additional information.

Nominating and Governance Committee
For 2017, our Board appointed a Nominating and Governance Committee currently consisting of Messrs. Johnson, Li, and Simonton. Mr. Johnson served as the chairman of the Nominating and Governance Committee. The responsibilities of the Nominating and Governance Committee include recommending the number of directors to serve on the Board; selecting director nominees for the Board; reviewing director compensation and benefits; submitting the same to the entire Board for approval; overseeing the annual self-evaluation of the Board and its committees; recommending the structure and composition of Board committees to the entire Board for approval; monitoring in conjunction with the Audit Committee compliance with our Code of Ethics and Business Conduct; granting any waivers thereto with respect to directors and executive officers; recommending individuals to serve as Chairperson of the Board and Chief Executive Officer; and reviewing the Chief Executive Officer’s recommendations for individuals to serve as executive officers and analyzing and recommending such persons to the Board.

Criteria established for the selection of candidates for the Board include:

a.	An understanding of business and financial affairs and the complexities of an organization that operates as a public company;

b.	A genuine interest in representing all of our stockholders and the interests of the Company overall;

c.	A willingness and ability to spend the necessary time required to function effectively as a director;

d.	An open-minded approach to matters and the resolve and ability to independently analyze matters presented for consideration;

e.	A reputation for honesty and integrity that is above reproach;

f.	Any qualifications required of independent directors by the NASDAQ Stock Market and applicable law; and

g.
As to any candidate who is an incumbent director (who continues to be otherwise qualified), the extent to which the continuing service of such person would promote stability and continuity amongst the Board as a result of such person’s familiarity and insight into the Company’s affairs, and such person’s prior demonstrated ability to work with the Board as a collective body.

Director nominees are generally identified by our directors, stockholders or officers based on industry and business contacts. Regardless of the source of the nomination, nominees are interviewed and evaluated by the Nominating and Governance Committee, other members of the management team, and the Board as deemed appropriate by the Nominating and Governance Committee. The Nominating and Governance Committee then presents qualified candidates to the Board for a final discussion and vote.
We do not have a formal policy with respect to the consideration of diversity in the identification of director nominees, but the Nominating and Governance Committee strives to select candidates for nomination to the Board with a variety of complementary skills so that, as a group, the Board possesses the appropriate talent, skills and expertise to oversee the Company’s businesses.
Under the Nominating and Governance Committee Charter, the Nominating and Governance Committee will consider nominees submitted by our stockholders. Recommendations of individuals that meet the criteria set forth in the Nominating and Governance Committee Charter for election at our 2018 Annual Meeting of Stockholders may be submitted to the Nominating and Governance Committee in care of Greg P. Marken, Chief Financial Officer and Secretary, at 640 Plaza Drive, Suite 270, Highlands Ranch, Colorado 80129 no later than December 28, 2018.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Li, Pate, and Simonton served as members of the Company’s Compensation Committee during all of the fiscal year ended December 31, 2017. No current member of the Compensation Committee is or was an officer of the Company or any of its subsidiaries or had a relationship requiring disclosure under Item 404 of Regulation S-K. Additionally, no relationships requiring disclosure under Item 407(e)(iii) of Regulation S-K exists or existed during the fiscal year ended December 31, 2017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review and Approval of Related Party Transactions
Our Board recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a written policy with respect to all related party transactions involving the Company. Under this policy, any related party transaction, as defined (which excludes transactions available to all employees generally and transactions involving less than $5,000), may be consummated or may continue only if:

1.
The Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;

2.	The transaction has been approved by the disinterested members of the Board; and

3.	The compensation with respect to such transaction has been approved by our Compensation Committee.
Management must refer to the Audit Committee all proposed related party transactions at its first regularly scheduled meeting each year. After review, the Audit Committee will approve or disapprove such transactions and at each subsequently scheduled meeting, and management must update the Audit Committee as to any material change to those proposed transactions. If management recommends any additional related party transactions after such meeting, such transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee. If the Audit Committee does not ratify the transaction, however, management must make all reasonable efforts to cancel or annul such transaction.
Any material related party transaction must be disclosed to our full Board, and management must assure that all related party transactions are approved in accordance with any requirements of our financing or other agreements.
Related Party Transactions
Board of Director Matters
On May 5, 2017, the Board of the Company adopted a Tax Asset Protection Plan (the "TAPP”) in an effort to protect stockholder value by attempting to diminish the risk that the Company’s ability to use its net operating losses and general business credit carry-overs (collectively, the "Tax Attributes") to reduce potential future federal income tax obligations. If the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code, its ability to use the Tax Attributes may be substantially limited, and the timing of the usage of the Tax Attributes could be substantially delayed, which could therefore significantly impair the value of that asset. The TAPP is intended to act as a deterrent to any person acquiring beneficial ownership of 4.99% or more of the Company’s outstanding common stock ("Common Stock") without the approval of the Board. The Board may, in its sole discretion, exempt any person from triggering the shareholder rights described in the TAPP.
Gilbert Li, a director of the Company, is the Co-Founder and Managing Partner of Alta Fundamental Advisers, a private investment company ("Alta"). Alta beneficially owned as of March 31, 2018 approximately 6.19% of the Company’s outstanding Common Stock. Alta requested an exemption under the TAPP for the acquisition or ownership of outstanding common stock of the Company (the "Alta Exemption Request") in order to purchase additional shares of Common Stock without triggering the shareholder rights described in the TAPP.
On December 4, 2017, the Board, with Mr. Li abstaining, and the Audit Committee of the Board, approved the Alta Exemption Request and the related party transaction.
A designee of Arch Coal, Inc. ("Arch") held one seat on the Company’s Board through June 2017. The appointment of this designee to the Board was made pursuant to a 2003 subscription, as amended pursuant to the Company’s 2:1 stock split in March 2014, and investment agreement with Arch, as amended pursuant to the Company's 2:1 stock split in March 2014, whereby the Company’s management agreed to make available one seat on our Board for an Arch designee and to vote all shares and proxies they are entitled to vote in favor of such designee for so long as Arch continued to hold at least 200,000 shares of the Company's Common Stock. In addition, as required by the Company's related party transaction policy, the above noted agreements were approved by the Company’s Audit Committee before being recommended to the Board for approval and were then approved by the disinterested members of the Board. During the year ended December 31, 2012 and through August 2013, Robert E. Shanklin, the Vice President of Coal Technology of Arch served on the Company's Board. Upon Mr. Shanklin's resignation, from 2013 through 2017, Paul A. Lang, the current President and COO of Arch, served on the Company's Board. In 2017, Arch Coal informed the Company that it no longer held at least 200,000 shares of the Company's Common Stock, and therefore no longer had automatic rights to appoint a director to the Board. Mr. Lang did not stand for re-election to the Board at the Company's 2017 Annual Meeting of Stockholders in June 2017.

DIRECTOR COMPENSATION
Our Nominating and Governance Committee has responsibility for reviewing the compensation plan for our non-management directors annually and making recommendations to the entire Board for approval. The Nominating and Governance Committee has not delegated authority to any other person to determine director compensation. Our management has made recommendations to the Nominating and Governance Committee regarding their views as to the appropriate amount and form of compensation (i.e. cash or stock) and tax and accounting ramifications of awards. In addition, the executive officer who serves on our Board votes on the recommendations for director compensation made by the Nominating and Governance Committee to the Board.
The Nominating and Governance Committee periodically reviews industry data from the National Association of Corporate Directors Director Compensation Report and Survey Data and evaluates industry averages, personal liability risks and other factors relating to director compensation. The last survey review by the Nominating and Governance Committee, utilizing market data for director compensation from various sources was completed in November 2017. Based on the Nominating and Governance Committee’s recommendation in November 2017, no adjustments have been made to director compensation previously set in May 2016, and the Board re-approved director compensation as described below.

Compensation Component	January 1, 2017 - December 31, 2017*
Annual Retainer	$147,850, with at least 30% paid in Company stock
Chairman of the Board Retainer	$32,500
Chairman of the Audit Committee Retainer	$20,000
Chairman of the Compensation Committee Retainer	$12,500
Chairman of the Nominating and Governance Committee Retainer	$10,000
Compensation Committee Member Service Retainer	$10,000
Audit Committee Member Service Retainer	$7,500
Nominating and Governance Member Service Retainer	$5,000
Board of Managers of Tinuum Group, LLC Service Retainer (non-management Company directors)	$20,000

*Amounts shown are on an annual basis. Unless specified otherwise, all amounts are payable in cash.

The following table provides information regarding director compensation for the fiscal year ended December 31, 2017:

Name	Fees earned or paid in cash ($) (1)	Stock awards ($) (2)(3)	Option awards ($)	All other compensation	Total ($)
A. Bradley Gabbard (4)	123,495	44,353	—	—	167,848
Derek C. Johnson (4)	100,050	59,137	—	—	159,187
Gilbert Li (5)	144,369	—	—	—	144,369
R. Carter Pate	123,495	44,353	—	—	167,848
J. Taylor Simonton	139,120	44,353	—	—	183,473
L. Spencer Wells	155,995	44,353	—	—	200,348
Paul A. Lang (6)	46,664	—	—	—	46,664
(1) The cash amounts earned by each director are made up of the following amounts:

Name	Annual Retainer	Annual Committee Chair Retainer	Annual Committee Retainer	Total ($)
A. Bradley Gabbard (4)	103,495	—	20,000	123,495
Derek C. Johnson (4)	82,550	7,500	10,000	100,050
Gilbert Li (5)	129,369	—	15,000	144,369
R. Carter Pate	103,495	12,500	7,500	123,495
J. Taylor Simonton	103,495	20,000	15,625	139,120
L. Spencer Wells	103,495	32,500	20,000	155,995
Paul A. Lang (6)	39,372	—	7,292	46,664

(2) The grant date fair value of each share of our Common Stock granted to non-employee directors over their past year of service to us is set forth in the following table and is computed in accordance with FASB ASC Topic 718, based on the close price on the date of determination. There were no forfeitures by directors during fiscal 2017.

Grantee	Shares	Value	Determination Date
Gabbard, Johnson, Pate, Simonton and Wells (6)	25,825	$236,560	7/1/2017
(3) As of December 31, 2017, our non-employee directors held the following number of shares of unvested restricted stock, which were granted in 2017: Mr. Gabbard—2,422, Mr. Johnson—3,228, Mr. Li—0, Mr. Pate—2,422, Mr. Simonton—2,422 and Mr. Wells—2,422.
(4) Messrs. Gabbard and Johnson have chosen not to stand for re-election at the Annual Meeting and will cease being directors at that time.

(5)	Mr. Li received his annual retainer in cash to ensure Mr. Li did not trigger an "ownership change" as defined in Section 382 of the Internal Revenue Code.
(6) Cash fees and shares issued for services from Mr. Lang were paid or issued to Arch Coal, Inc. Mr. Lang served as a director of the Company until June 20, 2017.

All directors receive reimbursement for reasonable out-of-pocket expenses incurred in connection with meetings of our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Common Stock

The following table provides information with respect to the beneficial ownership of the Company’s Common Stock by (1) each director of the Company, (2) each named executive officer currently serving the Company, (3) all directors and executive officers as a group, and (4) each person beneficially owning more than 5% of our outstanding Common Stock. We base the share amounts shown on each person’s beneficial ownership as of March 31, 2018, including options exercisable within 60 days thereof, unless we indicate some other basis for the share amounts. Percentage ownership is calculated based on 20,774,046 shares outstanding as of March 31, 2018, including securities deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act. For persons beneficially owning more than 5% of our outstanding Common Stock, the Company has used the most recent ownership filings related to the below table. Except as noted below, each of the persons named below has sole voting and investment power for the respective shares.

Name (1)	Current Shares Beneficially Owned (1)	Percent of Shares Beneficially Owned
A. Bradley Gabbard (2)	34,480	*
Ron Hanson	35,091	*
Derek C. Johnson (2)	47,000	*
Gilbert Li (3)	1,286,334	6.19%
Greg P. Marken	46,629	*
R. Carter Pate	11,054	*
L. Heath Sampson (4)	636,941	3.01%
Ted J. Sanders	26,580	*
J. Taylor Simonton (5)	27,109	*
Sharon M. Sjostrom	66,506	*
L. Spencer Wells (6)	27,065	*
Group Total
All Directors and Executive Officers as a Group (11 persons)	1,839,457	10.60%
Certain Other Owners:
BlackRock, Inc. (7)	4,164,562	20.05%
Apollo Global Management, LLC (8)	2,052,794	9.88%
Franklin Resources, Inc. (9)	1,724,209	8.30%
Greywolf Event Driven Master Fund (10)	1,239,210	5.97%

* Less than 1%

(1)
Except as otherwise noted and for shares held by a spouse and other members of the person's immediate family who share a household with the named person, the named persons have sole voting and investment power over the indicated shares. This column also includes shares held in trust that are beneficially owned. Beneficial ownership of some or all of the shares listed may be disclaimed.

(2)	Our current directors, Messrs. Gabbard and Johnson have chosen not to stand for re-election to the Board at the annual meeting.

(3)
Based on a Form 4 filed for Alta Fundamental Advisers LLC on December 15, 2017 with the SEC reporting beneficial ownership as of that date. Alta Fundamental Advisers LLC has sole voting power over 1,286,334 shares and sole dispositive power over 1,286,334 shares. Alta Fundamental Advisers LLC's address is 777 Third Avenue, Suite 19A, New York, NY. Mr. Li, a member of the Board of Directors, is also a Manager of Alta Fundamental Advisers LLC and has dispositive powers.

(4) Includes 385,332 shares of common stock that Mr. Sampson has the right to acquire within 60 days of March 31, 2018, upon the exercise of stock options.
(5) Includes 10,000 shares of common stock that Mr. Simonton has the right to acquire within 60 days of March 31, 2018, upon the exercise of stock options.

(6) Includes 10,000 shares of common stock that Mr. Wells has the right to acquire within 60 days of March 31, 2018, upon the exercise of stock options.

(7)
Based on schedule 13G/A filed by BlackRock, Inc. on January 19, 2018 with the SEC reporting beneficial ownership as of December 31, 2017. BlackRock, Inc. has sole voting power over 4,162,655 shares and sole dispositive power over 4,164,562 shares. BlackRock, Inc.'s address is 55 East 52nd Street, New York, NY.

(8)
Based on schedule 13G filed by Apollo Management Holdings GP, LLC on February 12, 2018 with the SEC reporting beneficial ownership as of December 31, 2017. Apollo Management Holdings GP, LLC has shared voting power over 1,171,480 shares and share dispositive power over 1,171,480 shares. Additionally, based on schedule 13F filed by Apollo Management Holdings, L.P. on February 14, 2018 with the SEC reporting beneficial ownership as of December 31, 2017. Apollo Management Holdings, L.P. has sole voting power over 881,314 shares and sole dispositive power over 881,314 shares. Both Apollo Management Holdings GP, LLC and Apollo Management Holdings, L.P. are managed by Apollo Global Management, LLC (8) and located at 9 W. 57th Street, New York, NY 10019.

(9) Based on schedule 13F filed by Franklin Resources, Inc. on February 14, 2018 with the SEC reporting beneficial ownership as of December 31, 2017. Franklin Resources, Inc. has sole voting power over 1,724,209 shares and sole dispositive power over 1,724,209 shares. Franklin Resources, Inc.'s address is 101 John F. Kennedy Parkway, Short Hills, NJ 07078.
(10) Based on schedule 13G/A filed by Greywolf Event Driven Master Fund on February 14, 2018 with the SEC reporting beneficial ownership as of December 31, 2017. Greywolf Event Driven Master Fund has shared voting power over 1,239,210 shares and shared dispositive power over 1,239,210 shares. Greywolf Event Driven Master Fund's address is 4 Manhattanville Road, Suite 201, Purchase, NY.
Restricted Stock Awards
Restricted stock awards ("RSA's") represent restricted shares of our Common Stock that will become unrestricted based upon vesting, subject to risk of forfeiture and cancellation. RSA's do not have voting rights, however, for those RSA's issued prior to January 1, 2017, they are entitled to receive cash payments equal to any cash dividends and other distributions, if and when declared, on our Common Stock. The RSA awards vest pursuant to dates established by their corresponding RSA agreement.

PROPOSAL TWO

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY'S COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, we are seeking a non-binding advisory vote on the compensation of named executive officers as disclosed in the section of this Proxy Statement titled "Executive Compensation." The Board proposes the following resolution for approval by the stockholders:
RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).
Board Recommendation
Our Board recommends a vote “FOR” the proposal to approve, on an advisory basis, the Company’s compensation paid to named executive officers.

Executive Officers of the Company
The following table sets forth certain information about our named executive officers as of the date of this Proxy Statement:

Name	Age	Position
L. Heath Sampson	47	President, Chief Executive Officer and Director
Sharon M. Sjostrom	51	Chief Product Officer
Greg P. Marken	36	Chief Financial Officer, Treasurer and Secretary
Ronald Hanson	47	Senior Vice President of Operations
Ted J. Sanders	41	General Counsel
The specific experience, qualifications and background of each current executive officer is as follows:
L. Heath Sampson is the President and Chief Executive Officer of the Company. See Mr. Sampson's specific experience, qualifications and background in the "Directors of the Company" section above.
Sharon M. Sjostrom has served as Chief Product Officer since July 2015, our Chief Technology Officer from January 2011 to July 2015 and as Vice President of Technology from January 2007 to December 2010. Previously she served the Company as director, technology development since 2003 when we acquired her company EMC Engineering, LLC, an engineering services company, where she served as President since 2002. Ms. Sjostrom has a B.S. in mechanical engineering from Colorado State University, an M.S. in mechanical engineering from the California Institute of Technology and an Executive M.B.A. from the University of Denver.
Greg P. Marken has served as Chief Financial Officer and Treasurer since March 1, 2018. Previously, he was our Chief Accounting Officer, a position he held from June 2016 until his appointment as our Chief Financial Officer. Mr. Marken has served as our Secretary since August 2016. Mr. Marken joined ADES in January 2015 as the director of SEC reporting and technical accounting, playing a key role in the Company's re-audit and restatement project to bring the Company current with its required regulatory filings. Prior to joining ADES, Mr. Marken held various positions, including Senior Manager, assurance services, at Ernst & Young, LLP from 2005 through 2015. He received his BBA in accounting and MS in finance from Texas A&M University. Mr. Marken is a CPA.
Ronald Hansen has served as Senior Vice President of Operations of the Company since June 2016. Mr. Hanson, joined the Company in 2011 and has served in various roles prior to his current position, including Vice President of Operations and Delivery, leading teams of project managers, engineers, designers, procurement and material logistics to deliver our wide range of advanced solutions for the coal-fired power industry. He has more than 23 years of experience in the industry. While at the Company, he also designed and built a patented (U.S. 9,017,452 B2) dense phase carbon injection system for mercury control in a baghouse/dry scrubber system for coal-fired power plants. Before joining the Company in 2011, Mr. Hanson held engineering and management roles over the span of 17 years at Dynamic Air, a company that specializes in material handling solutions for process and manufacturing industries. Mr. Hanson earned his B.S. degree in mechanical engineering from North Dakota State University.

Ted J. Sanders has served as our General Counsel since February 2017. Since joining ADES in 2012, Ted has served in various roles including providing counsel on a wide range of corporate legal matters, and helped develop the company’s intellectual property portfolio from 14 to 40 domestic and international patents. Prior to joining ADES, Ted was in private practice focusing on corporate and litigation matters. Prior to law school, Ted was a research and development engineer for the Ford Motor Company and the Hyundai-Kia America Technical Center, focusing on noise and vibration mitigation. Ted earned his Juris Doctorate with a concentration in intellectual property from the University of San Diego School of Law. He earned his B.S. in mechanical engineering degree from Case Western Reserve University.

EXECUTIVE COMPENSATION
Compensation Committee Report
The Compensation Committee has reviewed and discussed with the Company’s management the Company’s Compensation Discussion and Analysis for the fiscal year ended December 31, 2017.
Based on the review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis for the year ended December 31, 2017 be included in this Proxy Statement for filing with the SEC.
Respectfully submitted,

The Compensation Committee:	R. Carter Pate, Chairperson
Gilbert Li
J. Taylor Simonton

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, we provide an analysis and explanation of our compensation program and the compensation earned by our executive officers in the fiscal year ended December 31, 2017. Our Compensation Committee is charged with establishing the Company’s philosophy for executive compensation and approval, oversight, implementation and administration of executive compensation and benefits. Generally, the President and Chief Executive Officer of the Company makes recommendations to the Compensation Committee regarding executive compensation other than for himself; however, authority to approve compensation, performance goals and objectives for all named executive officers is vested in the Compensation Committee.

Our Compensation Committee has the sole authority to engage and compensate a compensation adviser and for compensation for the years 2013-2015 engaged and used Longnecker & Associates (“Longnecker”) to advise the Company. Based on disclosures made by Longnecker, the Compensation Committee determined that Longnecker meets the independence criteria of Rule 10C-1 of the Exchange Act. Longnecker does not provide any other services to the Company.

In 2014 and 2015, Longnecker advised the Company on:

•	selection of a peer group of companies for purposes of analyzing and comparing executive compensation data and benchmarking Company performance;

•	executive officer base salaries and incentive compensation for 2013, 2014 and 2015;

•	development of STIP (defined below) metrics for 2013, 2014 and 2015; and

•	the compensation aspects of employment agreement terms for our executive officers, as described below.

For compensation awarded in 2016, in addition to extensive communications among its members, the Compensation Committee reviewed market compensation analysis provided by Longnecker for prior years and recommendations made by the Company’s management, which recommendations were based on market research conducted by the Company’s management and feedback from non-management directors.

Compensation awarded in 2017 and 2018 was based on recommendations of the Company's management for performance, experience and retention and was supported by generally available market data compiled by an executive compensation consulting firm other than Longnecker.

Overview - Executive compensation philosophy

Our philosophy for executive compensation is set forth in a document entitled "Executive Compensation Philosophy and Objectives" (the "EC Philosophy") adopted by the Compensation Committee on January 2, 2014. The EC Philosophy, which our Compensation Committee continues to follow, is designed to support achievement of our strategies and goals, thereby creating long-term value for our stockholders and customers and ensuring our ability to recruit and retain highly qualified executive employees. Our EC Philosophy:

•	Supports our Company’s vision, mission, strategy, and values to generate profitability and sustained growth in the long-term best interests of our stockholders;

•	Aligns executive compensation with measures of performance tied to the strategic and operational performance of the business and stockholder returns;

•
Rewards executives on the basis of merit for individually and collectively achieving a leadership culture, innovation and excellence within the Company, and delivering sustained high performance to the Company, taking into consideration each executive’s qualifications, level of responsibility and contribution to the Company’s long term performance;

•	Encourages competency-building by linking career development, performance management and compensation rewards;

•	Attracts and retains the best executive talent and a highly qualified diverse workforce within a non-discriminatory, merit-based compensation program; and

•
Uses external compensation data to benchmark comparable positions in similar industries and companies within our geographical region as one key factor in establishing the competitiveness of our executive salaries, incentives and benefits.

Our Compensation Committee has made incentive cash bonuses and long term equity incentive awards consistent with the EC Philosophy are made under our 2017 Omnibus Incentive Plan (the "2017 Plan") We believe that our compensation policies and practices do not motivate excessive or imprudent risk-taking. We note the following key aspects of our compensation policies and practices in making this determination:

•	The Company’s EC Philosophy is based on balanced performance metrics that promote disciplined progress towards long-term Company goals in addition to the short-term health of the organization;

•	We do not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value; and

•	The Company’s compensation programs are weighted towards offering long-term incentives.
Because of these factors, we believe that our compensation policies and practices, both for our employees and our executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

The Company provides its stockholders with the opportunity to cast an advisory vote on annual executive compensation (a “say-on-pay proposal”). At the Company’s Annual Meeting in 2017, approximately 90.8% of the votes cast on the say-on-pay advisory vote regarding the executive compensation for the fiscal year ended December 31, 2016 were in favor of the proposal, which the Compensation Committee reviewed in assessing executive compensation for the fiscal year ended December 31, 2017. Proposal 2 included in the Proxy Statement is a say-on-pay advisory vote regarding the executive compensation for the fiscal year ended December 31, 2017 as described in this Proxy Statement. The Compensation Committee will continue to consider the results of the Company’s say-on-pay votes when making future compensation decisions for the Company’s executive officers, including named executive officers.
Compensation of Named Executive Officers
The Company's named executive officers ("NEOs") for 2017 were:

Name	Age	Positions
L. Heath Sampson	47	President and Chief Executive Officer
Sharon M. Sjostrom	51	Chief Product Officer
Greg P. Marken (1)	36	Chief Financial Officer, Treasurer and Secretary
Ronald Hanson	47	Senior Vice President of Operations of ADA-ES, Inc.
Ted J. Sanders	41	General Counsel

(1) On March 1, 2018, Mr. Marken was appointed the Chief Financial Officer and Treasurer of the Company. Prior to that date he was the Company's Chief Accounting Officer and Secretary.

The compensation for our NEOs currently consists of three elements: base salaries, annual incentive cash bonuses and long term equity incentive awards in the form of RSA's and PSU's and, for Mr. Sampson options to purchase our Common Stock. Executive compensation is designed to reward performance in a straightforward and transparent manner.

Base Salaries
Base salary is defined as ongoing, cash compensation paid bi-weekly based on such factors as job responsibilities, external competitiveness, and the individual’s experience and performance. Pay ranges have been set based on the market where the Company competes for similar positions, with consideration given for employees serving similar functions in comparable companies. Base salary is typically increased annually based on performance and cost of labor/living increases. With the use of market data, the Compensation Committee considers the size of and whether to grant merit increases based on data from comparable companies, as well as review of an officer's annual performance and meeting of objectives. The Company attempts to ensure middle market pay for solid performers and to consider higher levels of pay for outstanding performers. The Company does not intend to be a market leader in base compensation.
On April 24, 2015, the Compensation Committee approved an increase in Mr. Sampson’s base salary to $500,000 effective April 1, 2015 given his promotion to President and Chief Executive Officer (in addition to his continued role as Chief Financial Officer until Mr. Gabbard’s appointment as Chief Financial Officer in June 2015) based on the Compensation Committee’s review of market data and recommendation from Longnecker.
Effective July 1, 2015, the Compensation Committee approved an increase in Ms. Sjostrom's base salary to $285,000 given her promotion to Chief Product Officer based on the Compensation Committee's review of market data and recommendation from Longnecker.
On May 27, 2016, the Compensation Committee approved base salaries for Messrs. Hanson and Marken of $200,000 and $220,000, respectively. These base salaries were based on Messrs. Hanson's and Marken's promotion to Senior Vice President of Operations and Chief Accounting Officer, respectively.
On February 28, 2017, the Compensation Committee approved increases to the base salaries of Messrs. Marken and Sanders to $250,000 and $200,000, respectively, effective January 1, 2017 based on general market data compiled by and executive compensation advisory firm other than Longnecker and Mr. Sanders' promotion to General Counsel.
On March 1, 2018, the Compensation Committee approved an increase in Mr. Marken's base salary to $300,000, effective March 1, 2018, given his promotion to Chief Financial Officer and Treasurer, in addition to his continued role as Secretary. On March 1, 2018, the Compensation Committee approved the base salaries of Ms. Sjostrom and Messrs. Hanson and Sanders of $293,550, $208,000 and $220,000, respectively, effective April 1, 2018.
Incentive Compensation
The Company uses incentive compensation in the form of stock and equity awards to motivate executives and align executive and stockholder interests. Incentive amounts are set based on job position and market practices. Incentives paid in cash are subject to payroll taxes and other customary withholdings. In addition to awards under the Company’s Short-Term Incentive Plan ("STIP") and Long-Term Incentive Plan ("LTIP"), we generally grant restricted stock awards to new executive officers.
The STIP is designed to motivate executives to achieve critical short-term goals, typically within a twelve-month period, that are expected to contribute to the long-term health and value of the Company. Incentives may be paid in cash or equity as determined by the Compensation Committee. The Compensation Committee adopted the Executive Short Term Incentive Plan (“ESTIP”) in September 2015 to further establish terms and conditions for cash awards made under the STIP. The Compensation Committee makes STIP awards under the 2017 Plan and the ESTIP.
The LTIP is designed to align executives’ interests with those of the Company’s stockholders. Equity awards are the primary long-term incentive instrument and may be in the form of RSA's, PSU's, stock options or SAR's. Equity awards may vest immediately, over time based on continuous service, or over time based on achievement of certain performance goals, as determined by the Compensation Committee, considering accounting and regulatory restrictions and the financial condition of the Company. LTIP awards are made under the 2017 Plan. Generally, equity awards are granted on the same day that the Compensation Committee approves such grant. Exercise prices are set based on the closing market price on the grant date.
From time to time, the Board or Compensation Committee may recognize exemplary performance of any executive with a cash or equity award. Exemplary performance is performance that the Board or Compensation Committee determines to have required significant effort and commitment and is determined to have had a significant positive impact on the current or future performance of the organization. No such payments were made in 2017, 2016 or 2015 except as set forth below under the "Additional Executive Compensation Awards" section.
The stock portions of the 2017, 2016, and 2015 incentive awards are shown below in the Summary Compensation table under the "Stock Awards" column. The cash portions of the 2017, 2016, and 2015 incentive awards, which are defined under the STIP, are shown below in the Summary Compensation table under the "Non-Equity Incentive Plan Compensation" column.

STIP Incentive Compensation for 2016 and 2017
On March 1, 2016, the Compensation Committee acknowledged certain proposed performance goals, as defined in the ESTIP, performance schedule and target amounts (the “2016 Bonus Guidelines”) but did not establish a 2016 ESTIP or grant any awards at that time. On October 16, 2016, the Compensation Committee approved short-term bonus guidelines (the "2016 CEO Bonus Guidelines") for 2016 for the Company's CEO. The 2016 CEO Bonus Guidelines set a target cash bonus of 100% of the CEO's base salary subject to adjustment based on performance goals to be approved by the Board.

On February 28, 2017, the Compensation Committee established cash bonus targets for the NEOs as set forth in the following table.

Percentage of Base Salary
Named Executive Officer	Maximum
L. Heath Sampson	100%
Sharon M. Sjostrom	50%
Greg P. Marken	50%
Ronald Hanson	50%
Ted J. Sanders	50%

In 2017, Mr. Sampson, Ms. Sjostrom, Messrs. Marken, Hanson and Sanders were awarded a cash bonus at 100%, 60%, 100%, 88% and 100%, respectively, of the maximum target based on Company and individual performance goals approved by the Compensation Committee.

LTIP Incentive Compensation for 2017

On February 28, 2017, the Compensation Committee approved grants of restricted stock awards for shares of the Company’s Common Stock to NEOs as set forth in the table below effective March 23, 2017. The restricted stock awards for Messrs. Hanson, Marken and Sanders and Ms. Sjostrom vest annually at a rate of one-third over a three-year vesting period subject to each respective officer’s continuous service to the Company. The restricted stock awards for Mr. Sampson vest on the third annual anniversary of the grant date subject to Mr. Sampson’s continuous service to the Company.

Named Executive Officer	Percentage of Base Salary	Number of Restricted Shares
L. Heath Sampson	120%	60,000
Sharon M. Sjostrom	35%	10,000
Greg P. Marken	50%	12,500
Ronald Hanson	50%	10,000
Ted J. Sanders	50%	10,000

STIP Incentive Compensation for 2018

On March 1, 2018, the Compensation Committee established cash bonus targets for the NEOs as set forth in the following table. The performance goals on which the awards are based are based on Company and individual performance goals approved by the Compensation Committee.

Percentage of Base Salary
Named Executive Officer	Maximum
L. Heath Sampson	100%
Sharon M. Sjostrom	50%
Greg P. Marken	50%
Ronald Hanson	50%
Ted J. Sanders	50%

LTIP Incentive Compensation for 2018

On March 1, 2018, the Compensation Committee approved grants of restricted stock awards for shares of the Company’s Common Stock to NEOs as set forth in the table below effective March 23, 2018. The restricted stock awards for Messrs. Hanson, Marken and Sanders and Ms. Sjostrom vest annually at a rate of one-third over a three-year vesting period subject to each respective officer’s continuous service to the Company. The restricted stock awards for Mr. Sampson vest on the third annual anniversary of the grant date subject to Mr. Sampson’s continuous service to the Company.

Named Executive Officer	Percentage of Base Salary	Number of Restricted Shares
L. Heath Sampson	100%	55,555
Sharon M. Sjostrom	35%	11,556
Greg P. Marken	50%	16,667
Ronald Hanson	50%	11,556
Ted J. Sanders	50%	12,222
Additional Executive Compensation Awards
2016 Restricted Stock Awards to NEOs
On December 11, 2015, the Compensation Committee approved the grant of a restricted stock award for 72,000 shares of the Company’s Common Stock effective as of January 4, 2016 to Mr. Sampson in recognition of the importance of Mr. Sampson continuing to serve the Company as CEO.  The restricted stock award vests annually at a rate of one-third over a three year vesting period subject to Mr. Sampson’s continuous service to the Company.
On May 10, 2016, the Compensation Committee approved the grant of a restricted stock award for 20,000 shares of the Company’s Common Stock to Ms. Sjostrom for retention purposes and in recognition of service to be performed for the Company.
On May 27, 2016, the Compensation Committee approved the grants of restricted stock awards for 5,000 shares of the Company’s Common Stock to each of Messrs. Hanson and Marken given their appointment as Senior Vice President of Operations of ADA-ES, Inc. and Chief Accounting Officer of the Company, respectively. The restricted stock awards vest one year after grant date and subject to the respective executive's continuous service to the Company.
2016 Equity Awards to CEO
On October 16, 2016, the Compensation Committee approved a grant of 50,000 restricted shares of the Company's Common Stock to Mr. Sampson that vests 25% annually over four years based on his continuous service to the Company and the following grants of stock options to Mr. Sampson ("CEO Options") to purchase shares of the Company's Common Stock, all of which will vest, if at all, based on the achievement of certain Company performance metrics and subject to Mr. Sampson's continuous service to the Company: (1) an option to purchase 92,666 shares of the Company's Common Stock at an exercise price of $8.25 per share that expires on December 31, 2018; (2) an option to purchase 92,666 shares of the Company's Common Stock at an exercise price of $9.00 per share that expires on December 31, 2019; and (3) an option to purchase 92,666 shares of the Company's Common Stock at an exercise price of $10.00 per share that expires on December 31, 2020. The CEO Options were granted under the Company's 2007 Plan and are subject to its terms and conditions.

Other Aspects of Executive Employment
In the event of a restatement of income, any overpayments of incentive pay made to executives based on such restatement of income may be reclaimed at the discretion of the Compensation Committee.
We maintain key person term insurance for our Chief Executive Officer in the amount of $5 million and for our Chief Product Officer in the amount of $2 million. The policies may be assigned to the individuals upon termination of employment (other than for cause) whereupon the executive would be responsible for any premium payments. We maintain long term disability policies for executives of the Company for up to $162,000 per year.
Executives are encouraged to own a number of shares of the Company's Common Stock equal to a value of at least one times the annual base salary. Ownership is calculated considering holdings of restricted stock and PSU's, whether or not such holdings have vested, private holdings, shares held in retirement accounts and other shares attributed to the executive in accordance with Section 16 of the Exchange Act. Holding of options to purchase shares of our Common Stock also will be considered in the ownership calculation by adding the value of the spread of in-the-money options to the total value of other holdings. The Chief Executive Officer and the Chief Product Officer of the Company met the executive equity ownership guidelines as of December 31, 2017. The Compensation Committee waived the executive equity ownership guidelines for the Company's other NEOs, given their recent appointments.
So long as the stock ownership guidelines are met, executives may sell unrestricted stock and may exercise vested stock options and sell shares of the Company's Common Stock to pay for the exercise price and withholding tax, except as otherwise provided for in the underlying stock option agreement. It is preferred that executives own shares of the Company's Common Stock for a period greater than twelve months before selling it. Executives are advised to seek pre-approval of any exercise of stock options or sale of shares of the Company's Common Stock at least 30 days in advance or the executive must be engaged in a pre-announced program sale in compliance with federal securities laws. All executive stock transactions must be made in compliance with our insider trading policy.
Pursuant to Section 16(b) of the Exchange Act, executives leaving the Company are encouraged to hold their stock in the Company for at least six months after leaving the Company.
The Company's Profit Sharing Retirement Plan ("401(k) Plan") is available to all eligible employees, including named executive officers. Prior to 2017, we made matching contributions to each eligible employee’s account up to seven percent of the employee’s eligible compensation, and, at the discretion of the Board, could make contributions based on the profitability of the Company to those accounts. In 2017, we made our matching contributions in cash. No discretionary contributions were made to the 401(k) Plan in 2017 other than as discussed above. Beginning in 2017, the Company elected to make safe harbor nonelective contributions to eligible employees. Pursuant to the safe harbor nonelective contributions notice, we make contributions to each eligible employee's account in an amount equal to three percent of eligible compensation, and will continue to do so unless the 401(k) Plan is amended or terminated.
 Employee and Company contributions to the 401(k) Plan are 100% vested.

Summary Compensation Table
The following table presents information regarding compensation earned by or awards to our NEOs during fiscal years 2017, 2016 and 2015:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)

L. Heath Sampson	2017	500,000	—	574,800	—	500,000	82,121	1,656,921
President and Chief Executive Officer	2016	500,000	—	923,700	2,293,484	879,157	10,600	4,606,941
	2015	464,780	—	530,203	2,550,000	79,158	15,104	3,639,245

Sharon M. Sjostrom	2017	293,550	—	95,800	—	100,000	8,100	497,450
Chief Product Officer	2016	291,248	—	156,400	—	100,000	10,600	558,248
	2015	259,896	50,000	169,292	—	106,875	15,136	601,199

Greg P. Marken (6)	2017	241,923	—	119,750	—	125,000	8,100	494,773
Chief Financial Officer, Treasurer and Secretary	2016	193,845	—	215,369	—	125,000	10,600	544,814

Ronald Hanson	2017	200,000	—	95,800	—	88,000	8,100	391,900
Senior Vice President of Operations of ADA-ES, Inc.	2016	189,471	—	150,450	—	80,000	10,156	430,077

Ted J. Sanders	2017	193,808	—	95,800	—	100,000	6,386	395,994
General Counsel

(1) Because our primary short-term incentive compensation arrangement for salaried employees (“STIP”) has mandatory performance measures that must be achieved before there is any payout to NEOs, amounts paid under the STIP are shown in the Non-Equity Incentive Plan Compensation column of the table, rather than the Bonus column. Amounts paid in 2015 represent retention bonuses paid to certain executives.
(2) The amounts in this column represent the aggregate grant date fair values of performance share units ("PSU") and RSA awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation-Stock Compensation" ("FASB ASC Topic 718"). These grant date fair values have been determined based on the assumptions and methodologies discussed in Note 6 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. PSU awards are subject to market-based performance conditions relating to the relative placement of the Company’s total stockholder return (“TSR”) for the three-year performance period with approximately 75% of the award based on the relative performance of the Company’s TSR performance compared to the respective TSRs of a specified group of peer companies and the remaining portion of the award based on the Company’s TSR performance compared to the Russell 3000 Index. The table below presents the PSU awards granted for the fiscal year ended December 31, 2015 based on an earned percentage of 100% (grant date fair value disclosed above) and an earned percentage of 200%, which is the highest level of performance conditions that can be achieved. The difference between the “Stock Award” amounts in the table above and the “PSU-if earned, target ($)” amounts in the table below represents the grant date fair values attributable to the RSA awards.

Name and Principal Position	Year	PSU - if earned, target ($)	PSU - if earned, maximum ($)
L. Heath Sampson	2015	293,958	587,916
Sharon M. Sjostrom	2015	93,147	186,294
Greg P. Marken	2015	—	—
Ronald Hanson	2015	—	—
Ted J. Sanders	2015	—	—

(3) The amounts in this column represent the aggregate grant date fair values of stock options computed in accordance with FASB ASC Topic 718. These grant date fair values have been determined based on the assumptions and methodologies discussed in Note 6 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
(4) The amount in this column for Mr. Sampson in 2016 represents the bonus earned under the STIP cash award, included as part of Mr. Sampson's compensation package upon his hiring, and a discretionary bonus earned upon filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 with the SEC. The other amounts in the column represent the bonuses earned in the year under the STIP.
(5) The All other compensation amounts earned by each NEO are made up of the amounts in the table below:

Name	Year	Matching contributions to 401(k) ($)	Other ($) (7)	Total ($)
L. Heath Sampson	2017	8,100	74,021	82,121
	2016	10,600	—	10,600
	2015	15,104	—	15,104

Sharon M. Sjostrom	2017	8,100	—	8,100
	2016	10,600	—	10,600
	2015	15,136	—	15,136

Greg P. Marken	2017	8,100	—	8,100
	2016	10,600	—	10,600

Ronald Hanson	2017	8,100	—	8,100
	2016	10,156	—	10,156

Ted J. Sanders	2017	6,386	—	6,386

(6) On March 1, 2018, Mr. Marken was appointed the Chief Financial Officer, Secretary and Treasurer of the Company. Prior to that date he was the Company's Chief Accounting Officer and Secretary.
(7) The amount in this column for Mr. Sampson relates to dividends paid on unvested participating RSA awards.
Equity Compensation Plans (Stock Incentive Plans)
2010 Non-Management Compensation and Incentive Plan
During 2010, the Board adopted the 2010 Non-Management Compensation and Incentive Plan ("2010 Plan"), which authorized the issuance of shares of Common Stock, restricted stock or other rights or benefits under the plan to non-management employees and consultants. The Board approved the 2010 Plan in March 2011, readopted such plan in February 2012, and our stockholders approved the plan at the 2012 Annual Meeting. The purposes of the 2010 Plan are to attract and retain the best available personnel, to provide additional incentives to non-management employees and consultants and to promote the success of the Company’s business. The number of shares authorized for issuance under the 2010 Plan is limited to 600,000.

The 2010 Plan will end 10 years after the date of its adoption, if not earlier terminated by the Board. The Company, however, following the adoption of the 2017 Plan described below does not plan to utilize the 2010 Plan for any future awards. The Compensation Committee is the plan administrator of the 2010 Plan. During 2017, 56,592 RSA's were granted from the 2010 Plan.

2017 Omnibus Incentive Plan
During 2017, the Board adopted the 2017 Plan, which authorized the issuance of shares of Common Stock, restricted stock or other rights or benefits under the plan to any employee, director, or consultant of the Company or its subsidiaries. The Board approved the 2017 Plan in April 2017 and our stockholders approved the plan at the 2017 Annual Meeting. The purposes of the 2017 Plan are to attract and retain the best available personnel, to provide additional incentives to employees and consultants and to promote the success of the Company's business. The number of shares authorized for issuance under the 2017 Plan is limited to 2,000,000.

The 2017 Plan will end 10 years after the date of its adoption, if not earlier terminated by the Board. It may be amended, modified or terminated at any time if and when it is advisable in the absolute discretion of the Board, although certain amendments are subject to approval of regulatory bodies and our stockholders. The Compensation Committee is the plan administrator of the 2017 Omnibus Incentive Plan. During 2017, 31,984 RSA's were granted from the 2017 Plan. As of December 31, 2017, 1,968,016 shares of Common Stock are available for issuance under the 2017 Plan.

Grants of Plan-Based Awards
The following table presents information regarding grants of Plan-based awards to our NEOs during the fiscal year ended December 31, 2017.

	Grant Date		Estimated future payouts under equity incentive plan awards			All other options awards: number of securities of underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards
Name			Threshold (#)	Target (#)	Maximum (#)
L. Heath Sampson	3/23/2017	(1)	—	60,000	—	—	—	574,800
Sharon M. Sjostrom	3/23/2017	(2)	—	10,000	—	—	—	95,800
Greg P. Marken	3/23/2017	(2)	—	12,500	—	—	—	119,750
Ronald Hanson	3/23/2017	(2)	—	10,000	—	—	—	95,800
Ted J. Sanders	3/23/2017	(2)	—	10,000	—	—	—	95,800
(1) This amount represents RSA's that have no threshold or maximum amounts. The RSA's vest in full on March 23, 2020. Prior to vesting, the RSA's are subject to transfer restrictions and may be forfeited upon termination of employment. The RSA's are eligible to accrue dividends prior to vesting and will receive payment of accrued dividends upon vesting. Holders of RSA's have no rights as stockholders of Common Stock, until such time as the RSA's are settled for shares of Common Stock as of the vesting date.
(2) This amount represents RSA's that have no threshold or maximum amounts. The RSA's vest in equal installments on March 23, 2018, March 23, 2019 and March 23, 2020. Prior to vesting, the RSA's are subject to transfer restrictions and may be forfeited upon termination of employment. The RSA's are eligible to accrue dividends prior to vesting and will receive payment of accrued dividends upon vesting. Holders of RSA's have no rights as stockholders of Common Stock, until such time as the RSA's are settled for shares of Common Stock as of the vesting date.
Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding outstanding RSA and PSU equity awards held by our NEO's as of December 31, 2017:

	Stock awards
Name	Number of shares that have not vested (#)		Market value of shares that have not vested ($) (1)	Equity incentive plan awards: number of unearned units that have not vested (#)		Equity incentive plan awards: market or payout value of unearned units that have not vested ($) (1)
L. Heath Sampson	4,861	(2)	46,957	14,583	(9)	140,872
	48,000	(3)	463,680	—		—
	37,500	(4)	362,250	—		—
	60,000	(5)	579,600	—		—
Sharon M. Sjostrom	1,609	(2)	15,543	4,823	(9)	46,590
	10,000	(6)	96,600	—		—
Greg P. Marken	2,773	(7)	26,787	—		—
	12,500	(6)	120,750	—		—
Ronald Hanson	10,000	(6)	96,600	—		—
Ted J. Sanders	201	(8)	1,942	—		—
	10,000	(6)	96,600	—		—
(1) The market value of RSA's and PSU's that have not vested is calculated using the closing price of $9.66 of our Common Stock on December 31, 2017. The market value of PSU's is calculated based upon an attainment level of the target amount.
(2) These RSA's vested one-third on January 2, 2016, one-third on January 2, 2017 and one-third January 2, 2018.

(3) These RSA's vested one-third on January 2, 2017, and one-third on January 2, 2018, and the remaining will vest one-third on January 2, 2019.
(4) These RSA's vested one-fourth on October 16, 2017, and the remaining will vest one-fourth on October 16, 2018, one-fourth on October 16, 2019, and one-fourth on October 16, 2020.
(5) These RSA's will vest in full on March 23, 2020.
(6) These RSA's vested one-third on March 23, 2018, and the remaining will vest one-third on March 23, 2019 and one-third on March 23, 2020.
(7) These RSA's vested one-third on May 11, 2016, one-third on January 12, 2017 and one-third on January 12, 2018.
(8) These RSA's vested 10% on March 29, 2015, 20% on March 29, 2016, 30% on March 29, 2017 and 40% on March 29, 2018.
(9) These PSU's vested on March 1, 2018. The PSU's were subject to a three-year performance period ending December 31, 2017. The award is reported at an earned percentage of 100%.
The following tables provide information regarding outstanding option awards held by our NEOs as of the fiscal year ended December 31, 2017:

		Option awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
L. Heath Sampson	6/5/15	200,000	100,000	13.87	6/5/2020
	10/16/16	92,666	—	8.25	12/31/2018
	10/16/16	92,666	—	9.00	12/31/2019
	10/16/16	—	92,666	10.00	12/31/2020
Sharon M. Sjostrom	—	—	—	—	—
Greg P. Marken	—	—	—	—	—
Ronald Hanson	—	—	—	—	—
Ted J. Sanders	—	—	—	—	—
Option Exercises and Stock Vested for Fiscal Year End
The following table provides information regarding options exercised and stock vested on an aggregate basis by our NEOs as of December 31, 2017:

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#) (1)	Value realized on vesting ($) (1)
L. Heath Sampson (2)	—	—	46,200	459,264
Sharon M. Sjostrom (3)	—	—	24,197	235,468
Greg Marken (4)	—	—	22,774	195,821
Ronald Hanson (5)	—	—	20,111	171,326
Ted J Sanders (6)	—	—	7,651	62,855
(1) The value realized on vesting and settlement of the RSA's and PSU's is computed by multiplying the number of shares of Common Stock issued upon the vesting and settlement of RSA's or settlement of PSU's by the per share closing market price of the underlying shares on the date of settlement, or, if the settlement date was not a normal market trading date, then on the last normal market trading date which preceded the settlement date.
(2) The per share average market price used for the computation of the stock awards that vested and settled on January 2, 2017, February 28, 2017 and October 16, 2017 were $9.24, $10.77 and $11.42, respectively.
(3) The per share average market price used for the computation of the stock awards that vested and settled on January 2, 2017, February 28, 2017 and May 10, 2017 were $9.24, $10.77 and $9.71, respectively.
(4) The per share average market price used for the computation of the stock awards was $9.20 on January 12, 2017 and $8.19 on April 14, 2017 for the vesting and settlement of RSA awards that were issued prior to Mr. Marken's appointment as Chief Accounting Officer. The per share average market price used for the computation of the stock awards was $9.49 on June 12, 2017 for the vesting and settlement of RSA awards that were issued upon Mr. Marken's appointment to Chief Accounting Officer.
(5) The per share average market price used for the computation of the stock awards was $9.24 on January 2, 2017 and $8.19 on April 14, 2017 for vesting and settlement of RSA awards that were issued prior to Mr. Hanson's appointment as SVP of Operations. The per share average market price used for the computation of the stock awards was $9.49 on June 12, 2017 for the vesting and settlement of RSA awards that were issued upon Mr. Hanson's appointment to SVP of Operations.
(6) The per share average market price used for the computation of the stock awards that vested and settled on March 29, 2017 and April 14, 2017 were $9.47 and $8.19, respectively.
Pension Benefits
No retirement payments or benefits were paid to any NEO of the Company in the fiscal years ended December 31, 2017, 2016 and 2015 except those matching contributions paid under the 401(k) Plan, which is a tax-qualified defined contribution plan.
Nonqualified Deferred Compensation
The Company does not currently have any nonqualified deferred compensation plans that apply to the NEOs nor are any such plans contemplated at this time.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
Potential Payments upon Termination or Change-in-Control
The amounts in this table assume the Company elects a one-year compliance period for the restrictive covenants as described below, except in the case of termination due to death or permanent disability, if a Change-in-Control event or termination of employment that triggers severance payments occurred on December 31, 2017.

Name	Cash Severance Payments ($)	Cash Bonus Payments ($) (a)	Vesting of Equity Awards ($) (a)	All Other Compensation ($)	Total ($)
L. Heath Sampson	500,000	—	1,593,359	27,665	2,121,024
Sharon M. Sjostrom	293,550	—	158,733	19,821	472,104
Greg P. Marken	137,500	—	147,537	17,290	302,327
Ronald Hanson	125,000	—	96,600	13,832	235,432
Ted J. Sanders	125,000	—	98,542	17,290	240,832
(a) In the event of a termination due to death or permanent disability, only cash bonus payments and vesting of equity awards are paid. As of December 31, 2017, no STIP for 2018 had been approved by the Compensation Committee.

Employment Agreements
We have executed employment agreements with all of our named executive officers. Each of the employment agreements generally contain provisions related to the position, duties, authority, obligations, compensation and benefits of the respective executive officer, including the obligation of the NEO to devote full time to the fulfillment of his/her obligations. Under each of the employment agreements, each of our NEOs is subject to customary provisions relating to inventions and confidential subject matter developed by such NEO, including provisions that relate to the assignment of such inventions and confidential subject matter to the Company and that copyright works are "work for hire." Certain restrictive obligations related to confidential subject matter will survive the termination of an NEO’s employment with the Company.

In 2014, we amended the employment agreements of our existing executive officers at the time, including, among others, Ms. Sjostrom (the “2014 Amendment”). The 2014 Amendment clarifies the Company's and the executive officer's obligations in the event of death, disability or termination of employment. The amendments also contain certain covenants addressing non-competition, non-solicitation and non-divergence. Similarly, our executive officers hired after 2014 have executed a rider (the “Rider”) to their employment agreements that contain provisions and covenants similar to those contained in the 2014 Amendment.

Pursuant to the terms of the employment agreements, as amended, upon termination of employment we must pay the terminated executive his or her base salary and other accrued benefits through the termination date. We must also pay additional amounts depending upon whether the termination was for or without "Cause" or "Good Reason," or whether the termination was for or without Cause or Good Reason following a "Change in Control."

If we terminate the executive’s employment without Cause or if the executive resigns for Good Reason, we must pay the executive 12 months (7.5 months in the case of Messrs. Hanson, Marken and Sanders) base salary. Additionally, for Ms. Sjostrom, we must also pay a pro-rated portion of short term incentive cash bonuses that would have been earned if the executive had been employed for the full year (2x if we elect to exercise our option to enforce a 24 month non-compete) as well as pay in stock the value of certain unvested equity awards.

If we terminate the executive’s employment without Cause or if the executive resigns for Good Reason within 12 months following a Change in Control, we must pay 12 months (7.5 months in the case of Messrs. Hanson, Marken and Sanders) base salary (2x in the case of Ms. Sjostrom) and the pro-rated portion of short term incentive cash bonuses that would have been earned if the executive had been employed for the full year (2x in the case of Ms. Sjostrom) as well as pay in stock the value of certain unvested equity awards.

If Ms. Sjostrom resigns for a reason other than Good Reason within the period of time which is 3 months prior through 6 months following a Change in Control, and we elect to exercise our option to enforce either a 12 or 24 month non-compete, we must pay the applicable 12 or 24 months base salary and the pro-rated portion of short term incentive cash bonuses that would have been earned if the executive had been employed for the full year (2x if we elect to exercise our option to enforce a 24 month non-compete) as well as pay in stock the value of certain unvested equity awards.

For purposes of the 2014 Amendment, "Cause" means one or more of the following, where such conduct has had or is reasonably likely to have a material detrimental effect on the Company or a related person: (i) dishonesty, willful misconduct, or material breach of the Company’s Code of Conduct; (ii) felony conviction of a crime involving dishonestly, breach of trust or physical harm to any person; or (iii) a breach of any fiduciary duty.

For purposes of the Rider, "Cause" means (i) the failure by an executive to substantially perform the essential functions of executive’s duties or obligations in a satisfactory manner or material breach of any written agreement with us or an affiliate; (ii) dishonesty, willful misconduct, or material breach of our Code of Ethics and Business Conduct knowing violation of any federal or state securities or tax laws, or any misconduct that is, or is reasonably likely to be, materially injurious to us or an affiliate; (iii) conviction of or plea of guilty or no contest to a crime involving dishonesty, breach of trust or physical harm to any person; or (iv) a breach of any fiduciary duty and such conduct has had or is reasonably likely to have a material detrimental effect on us or a related person.

For purposes of all of the employment agreements of our executive officers, "Good Reason" means a material (and permanent in the case of the Riders) reduction in the executive’s compensation, a material diminution in authority, duties or responsibilities, or a relocation of more than 50 miles, subject to our right to cure. A "Change in Control" means a change in our ownership or control effected by a direct or indirect acquisition of more than 50% of our total combined voting power, replacement of our directors by directors whose appointment or election is not endorsed by our directors serving immediately prior to such replacement, or a change in the ownership of a substantial portion of our assets.

Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information with respect to our last completed fiscal year (2017). The pay ratio reported below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
We have estimated the median of the 2017 annual total compensation of our employees, excluding our CEO, to be $117,584. The annual total compensation of our CEO was $1,656,921. The ratio of the annual total compensation of our CEO to the estimated median of the annual total compensation of our employees was 14 to 1.
To identify the median employee, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•	We determined our employee population, for purposes of this disclosure, as of October 31, 2017;

•
To identify the median employee from our employee population, we used the same methodology that we used to determine the annual total compensation of the CEO during the ten-month period ending on October 31, 2017 as a consistently applied compensation measure. Because all our employees are located in the United States, we did not make any cost-of-living adjustments;

•
Once we identified our median employee, we calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of the CEO, as reported in the Summary Compensation Table within the Executive Compensation section;

•	With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column for 2017 in the Summary Compensation Table within the Executive Compensation section.
The pay ratio rules provide companies with flexibility to select the methodology and assumptions used to identify the median employee, calculate the median employee's compensation and estimate the pay ratio. As a result, our methodology may differ from those used by other companies, which likely will make it very difficult to compare pay ratios with other companies, including those within our industry.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Moss Adams LLP ("Moss Adams") to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Moss Adams has served as the Company’s independent registered public accounting firm since 2017, including the fiscal year ended December 31, 2017.
Stockholder ratification of the Audit Committee’s selection of Moss Adams as our independent registered public accounting firm as requested in Proposal 3 is not required by our bylaws or otherwise. The Board is submitting this proposal to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain this firm. We anticipate that a representative of Moss Adams will be available to respond to stockholder questions and will have the opportunity to make a statement at that time if the representative desires to do so.
Additional information about Audit Fees and Audit Committee Approval of Services can be found under the Independent Registered Public Accounting Firm section of this Proxy Statement.
Board Recommendation
Our Board recommends a vote "FOR" the ratification of the Audit Committee's appointment of Moss Adams LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2018

REPORT OF THE AUDIT COMMITTEE
The Audit Committee’s role and functions are described under the "Corporate Governance" section of this Proxy Statement.

The Audit Committee held nine meetings in 2017. The Audit Committee has (i) reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2017 with the Company’s management; (ii) discussed with the Company’s current independent registered public accounting firm, Moss Adams, the matters required to be discussed by PCAOB standards regarding communication with audit committees, including the overall scope and plans for their audits; and (iii) received the written disclosures and the letter from Moss Adams required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence and has discussed with Moss Adams such independence.

As further discussed under the "Independent Registered Public Accounting Firm" section of this Proxy Statement, on November 16, 2017, the Audit Committee approved the engagement of Moss Adams, following its combination on November 16, 2017 with Hein & Associates, LLP ("Hein"), to serve as the Company's independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ended December 31, 2017. Hein had served as the Company's independent registered public accounting firm since June 12, 2015 and had audited the Company's financial statements for the fiscal years ended December 31, 2016, 2015, 2014, 2013 and 2012 and had been appointed as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2017 on April 12, 2017.

Based on the review and discussions with management, and the Company’s independent registered public accounting firm referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements as of December 31, 2017 and 2016 and for the fiscal years ended December 31, 2017, 2016 and 2015 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the "2017 Form 10-K").

On April 6, 2018, the Audit Committee approved the engagement of Moss Adams to serve as the Company's independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ended December 31, 2018. This appointment for 2018 was based on the Audit Committee’s and management’s completion of a written evaluation of Moss Adams’ performance which included, among other criteria, quality of services provided; sufficiency of the firm’s resources; communications and interaction; and independence, objectivity and professional skepticism.

Respectfully submitted,

The Audit Committee:	J. Taylor Simonton, Chairperson
Derek C. Johnson
R. Carter Pate

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Effective November 16, 2017, Moss Adams combined with Hein, who had served as the Company's independent registered public accounting firm since 2015. As a result of this transaction, on November 16, 2017, Hein resigned as the independent registered public accounting firm for the Company. Concurrent with such resignation, our Audit Committee approved the engagement of Moss Adams as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2017.
In approving the selection of Moss Adams as the Company's independent registered public accounting firm for the year ending December 31, 2018, the Audit Committee and management completed a written evaluation of Moss Adams’ performance which included, among other criteria, quality of services provided; sufficiency of the firm’s resources; communications and interaction; and independence, objectivity and professional skepticism.
There were no disagreements on matters of accounting principles or practices, financial statement disclosures or audit scope or procedures between the Company and Moss Adams during the most recent fiscal year or any subsequent interim period.
The following table summarizes the fees of Moss Adams (and its predecessor, Hein), our independent registered public accounting firm, for the fiscal years ended December 31, 2017 and 2016, respectively.

	2017		2016
(in thousands)	Moss Adams	Hein	Hein
Audit fees (1)	$279	$205	$524
Audit-related fees (2)	—	47	30
Tax fees (3)	—	—	—
All other fees (4)	—	—	—
	$279	$252	$554
(1) This category includes fees related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC; and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)
This category consists of fees for audit-related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. Audit-related fees include fees related to audits of employee benefit plans and compliance audits.

(3)
This category consists of fees for tax compliance, tax advice and tax planning services. We did not pay our independent registered public accounting firm tax fees for services during the years ended December 31, 2016 and 2017.

(4) This category consists of fees for services that are not included in the above categories. We did not pay our independent registered public accounting firm any other fees for services during the years ended December 31, 2016 and 2017.
AUDIT COMMITTEE APPROVAL OF SERVICES

The Audit Committee pre-approves all audit or non-audit services performed by our independent registered public accounting firm in accordance with Audit Committee policy and applicable law. The Audit Committee generally provides pre-approval of audit services and services associated with SEC registration statements, other SEC filings and responses to SEC comment letters (audit fees) and services related to internal control reviews, internal control reporting requirements and consultations with our management as to accounting or disclosure treatment of transactions or events and the impact of rules, standards or interpretations by the SEC and other regulatory or standard-setting bodies (audit-related fees) for each 12 month period within a range of approved fees. To avoid certain potential conflicts of interest, the law prohibits the Company from obtaining certain non-audit services from its independent registered public accounting firm. The Audit Committee has delegated authority to approve permissible services to its Chairman. The Chairman reports such pre-approvals to the full Audit Committee at its next scheduled meeting. The Audit Committee Chairman pre-approved 100% of the services provided by the independent registered public accounting firm in 2017. None of the services of the independent registered public accounting firms in 2017 were of the type specified in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

PROPOSAL FOUR
APPROVAL OF THE COMPANY'S TAX ASSET PROTECTION PLAN

The Board is asking stockholders to approve the Tax Asset Protection Plan, as amended on April 6, 2018 (the "TAPP"). If our stockholders do not approve the TAPP at the 2018 Annual Meeting, it will automatically expire on the business day following the meeting.
Background
We believe that we have valuable tax attributes which are significant assets of the Company. As of December 31, 2017, we had several domestic tax attributes, including federal general business credit carry-overs of approximately $100.4 million (the "Tax Assets"). Under the Internal Revenue Code and regulations promulgated by the U.S. Treasury Department, the Company may carry forward or otherwise utilize these Tax Assets in certain circumstances to offset any current and future taxable income and thus reduce the Company’s federal income tax liability, subject to certain requirements and restrictions. To the extent that the Tax Assets do not otherwise become limited, the Company believes that it will have available a significant amount of Tax Assets in future years, and therefore these Tax Assets could be a substantial asset to the Company.
Our ability to use the Tax Assets could be substantially limited or delayed, however, if we experience an "ownership change," as defined in Section 382 of the Internal Revenue Code. In general, an ownership change occurs if there is a cumulative change in the ownership of the Company by 5% stockholders (as defined for tax purposes) that exceeds 50 percentage points over a rolling three-year period. Accordingly, on May 5, 2017, after consultation with the Company’s legal and tax advisors, the Board adopted a Tax Asset Protection Plan (the "Original TAPP") in order to protect the Company’s ability to utilize its Tax Assets and on April 6, 2018 the Board approved to amend the Original TAPP to extend the expiration thereof.
Calculating whether an "ownership change" has occurred is subject to uncertainty. This uncertainty arises from the complexity and ambiguity inherent in Section 382 of the Internal Revenue Code, as well as limitations on the knowledge that any publicly traded company can have about the ownership of and transactions in its securities. We have analyzed the information available, along with various scenarios of possible future changes in ownership. In light of this analysis, we believe that, in the absence of the TAPP, it is possible that we could undergo a subsequent "ownership change" under Section 382 of the Internal Revenue Code, which would substantially reduce our ability to utilize the Tax Assets. We believe the implementation of the TAPP will serve the interests of all stockholders given the size of the Tax Assets and the potential loss of value should changes in our stock ownership occur that are sufficient to cause a 50 percentage point or greater "ownership change."
The TAPP is intended to act as a deterrent to any person acquiring beneficial ownership of 4.99% or more of the Company’s outstanding Common Stock without the approval of the Board. Stockholders who beneficially owned 4.99% or more of the Company’s outstanding Common Stock upon execution of the TAPP will not trigger the TAPP so long as they do not acquire beneficial ownership of additional shares of Common Stock. The Board may, in its sole discretion, also exempt any person from triggering the TAPP.
If the stockholders do not approve the TAPP, the TAPP will expire on the business day following the 2018 Annual Meeting. If the stockholders approve the TAPP, it will expire on the earlier of (a) December 31, 2019, (b) the time at which the Rights (described below) are redeemed pursuant to the TAPP, (c) the time at which the Rights are exchanged in full pursuant to the TAPP, (d) the effective date of the repeal of both Section 382 and Section 383 of the Internal Revenue Code, or any successor provisions or replacement provisions, if the Board determines that the TAPP is no longer necessary for the preservation of tax benefits or (e) the beginning of a taxable year of the Company for which the Board determines that the Company has or will have no Tax Assets.

Board Recommendation
The Board recommends that you vote “FOR” the approval of the Company’s Tax Asset Protection Plan.

Summary of Terms of the TAPP
The following description of the terms of the TAPP does not purport to be complete and is qualified in its entirety by reference to the TAPP, which is attached as Appendix A and is incorporated herein by reference. We urge you to read carefully the Original TAPP and TAPP in their entirety, as the discussion below is only a summary.

The Rights. On May 5, 2017, the Board declared a dividend of one preferred share purchase right (each, a "Right") for each outstanding share of Common Stock to stockholders of record as of the close of business on May 22, 2017. One Right is also issued together with each share of Common Stock issued after May 22, 2017 but before the Distribution Date (as defined below) and, in certain circumstances, after the Distribution Date. Subject to the terms, provisions and conditions of the TAPP, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one ten-thousandth of a share of the Company’s Series B Junior Participating Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock") for a purchase price of $50.00 (the "Purchase Price"). If issued, each fractional share of Series B Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of Common Stock. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including, without limitation, any dividend, voting or liquidation rights.
Initial Exercisability.  The Rights will not be exercisable until the earlier of (i) ten business days after a public announcement that a person has become an "Acquiring Person" by acquiring beneficial ownership of 4.99% or more of the Company’s outstanding Common Stock, or, in the case of a person that had beneficial ownership of 4.99% or more of the Company’s outstanding Common Stock, upon execution of the TAPP, by obtaining beneficial ownership of additional shares of Common Stock or (ii) ten business days (or such later date as may be specified by the Board prior to such time as any person becomes an Acquiring Person) after the commencement of a tender or exchange offer by or on behalf of a person that, if completed, would result in such person becoming an Acquiring Person.
The date that the Rights become exercisable is referred to as the "Distribution Date." Until the Distribution Date, Common Stock certificates or the ownership statements issued with respect to uncertificated shares of Common Stock will evidence the Rights. Any transfer of shares of Common Stock prior to the Distribution Date will also constitute a transfer of the associated Rights. After the Distribution Date, separate rights certificates will be issued and the Rights may be transferred other than in connection with the transfer of the underlying shares of Common Stock unless and until the Board has determined to effect an exchange pursuant to the TAPP (as described below).
Flip-In Event.  In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, a number of shares of Common Stock having a market value of two times the Purchase Price.
Redemption.  At any time until a person becomes an "Acquiring Person," the Board may redeem the Rights in whole, but not in part, at a price of $0.00001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Exchange.  At any time after a person becomes an Acquiring Person, the Board may exchange the Rights (other than Rights that have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock, or a fractional share of Series B Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment). Immediately upon an exchange of any Rights, the right to exercise such Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of Common Stock (or fractional share of Series B Preferred Stock or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) equal to the number of such Rights held by such holder multiplied by the exchange ratio. The Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the beneficial owner of 50% or more of the Company’s outstanding Common Stock.
Expiration.  The Rights and the TAPP will expire on the earlier of (i) the close of business on the earlier of (a) December 31, 2019, or (b) the business day immediately following the Company’s 2018 Annual Meeting (including any adjournment or postponement thereof) if stockholder approval has not been obtained prior to such date, (ii) the time at which the Rights are redeemed pursuant to the TAPP, (iii) the time at which the Rights are exchanged in full pursuant to the TAPP, (iv) the effective date of the repeal of both Section 382 and Section 383 of the Internal Revenue Code, or any successor provisions or replacement provisions, if the Board determines that the TAPP is no longer necessary for the preservation of tax benefits or (v) the beginning of a taxable year of the Company for which the Board determines that the Company has or will have no tax benefits.
Anti-Dilution Provisions.  The Board may adjust the Purchase Price, the number of shares of Series B Preferred Stock or other securities or assets issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the Series B Preferred Stock or

Common Stock. With certain exceptions, no adjustments to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.
Amendments.  For so long as the Rights are redeemable, the Board may supplement or amend any provision of the TAPP in any respect without the approval of the holders of the Rights. From and after the time the Rights are no longer redeemable, the Board may supplement or amend the TAPP only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the TAPP which the Company may deem necessary or desirable, but only to the extent that those changes do not impair or adversely affect any Rights holder (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person or certain of their transferees) and do not result in the Rights again becoming redeemable or the TAPP again becoming amendable other than in accordance with this sentence.
Certain Considerations Related to the TAPP
Our Board believes that protecting the Tax Assets is in the Company’s and our stockholders’ best interests. Nonetheless, we cannot eliminate the possibility that changes in our stock ownership will occur sufficient to cause an "ownership change" even if the TAPP is approved. You should consider the factors below when making your decision.
Future Use and Amount of the Tax Assets is Uncertain. Our use of the Tax Assets depends on our ability to generate taxable income in the future. We cannot assure you whether we will have taxable income in any applicable period or, if we do, whether such income will exceed any potential Section 382 limitation and therefore we cannot assure you that we will realize the full value of the Tax Assets.
Potential Challenge to the Tax Assets. The amount of the Tax Assets has not been audited or otherwise validated by the Internal Revenue Service (the "IRS"). The IRS could challenge the amount of the Tax Assets, which could result in an increase in our liability for income taxes. In addition, determining whether an "ownership change" has occurred is subject to uncertainty, both because of the complexity and ambiguity of the Section 382 provisions and because of limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities on a timely basis. Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an "ownership change" and attempt to reduce the benefit of the Tax Assets even if the TAPP is in place.
Continued Risk of Ownership Change. Although the TAPP is intended to diminish the likelihood of an "ownership change," we cannot assure you that it will be effective. The amount by which our ownership may change in the future could, for example, be affected by purchases and sales of stock by stockholders and new issuances or repurchases of stock by us, should we choose to do so.
Potential Effects on Liquidity. The TAPP is intended to deter persons or groups of persons from acquiring beneficial ownership of shares of our Common Stock in excess of the specified limitation. A stockholder’s ability to dispose of our Common Stock may be limited if the TAPP reduces the number of persons willing to acquire our Common Stock or the amount they are willing to acquire.
Potential Impact on Value. The TAPP could negatively impact the value of our Common Stock by deterring persons or groups of persons from acquiring shares of our Common Stock, including in acquisitions for which some stockholders might receive a premium above market value.
Anti-Takeover Effect. Our Board adopted the TAPP to diminish the risk that our ability to use the Tax Assets to reduce potential federal income tax obligations becomes limited. Nonetheless, the TAPP may have an "anti-takeover effect" because it will deter a person or group of persons from acquiring beneficial ownership of 4.99% or more of our Common Stock or, in the case of persons or persons that already own 4.99% or more of our Common Stock, from acquiring any additional shares of our Common Stock. The TAPP could discourage a merger, tender offer or accumulations of substantial blocks of shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

For the fiscal year ended December 31, 2017, there were no persons subject to Section 16(a) beneficial ownership reporting in which a late report was filed. The Company is not aware of any unreported transactions for 2017.

OTHER MATTERS

The Board knows of no other business to be presented at the Annual Meeting. If other matters properly come before the Annual Meeting, to the extent permitted by law, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.

PROPOSALS OF STOCKHOLDERS FOR PRESENTATION AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS
We anticipate that the next Annual Meeting of Stockholders for the Company will be held in June 2019.
Any stockholder of record who desires to submit a proper proposal for inclusion in the proxy material related to the next Annual Meeting of Stockholders must do so in writing in care of Greg P. Marken, Chief Financial Officer and Secretary, at 640 Plaza Drive, Suite 270, Highlands Ranch, Colorado 80129 no later than December 28, 2018. If a stockholder intends to submit a proposal at the meeting that is not included in our Proxy Statement, and the stockholder fails to notify us prior to March 15, 2019 of such proposal, then to the extent permitted by law, the proxies appointed by our management would be allowed to use their discretionary voting authority when the proposal is raised at the Annual Meeting, without any discussion of the matter in the Proxy Statement. The stockholder must disclose, among other items, certain information related to the business to be proposed at the meeting, its beneficial ownership in the Company and whether it is acting in concert with other stockholders or interested parties. For a complete list of information that stockholders must provide, see Section 2.03 of the Company's bylaws.
ADDITIONAL INFORMATION

We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 with the SEC on March 12, 2018. Our Annual Report is being made available to our stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material. It is available free of charge at the SEC's web site at www.sec.gov. Upon written request by a stockholder, we will mail, without charge, a copy of the 2017 Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the 2017 Form 10-K. Exhibits to the 2017 Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests may be made by writing to our Corporate Secretary at the following address or telephone number:

Advanced Emissions Solutions, Inc.
Attn: Corporate Secretary
640 Plaza Drive, Suite 270
Highlands Ranch, Colorado 80129
Telephone: 888-822-8617
In addition, if you have any questions about the proposals, you may contact:

Alpha IR Group
Chris Hodges or Ryan Coleman
312-445-2870
ades@alpha-ir.com

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of the information on file with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800- SEC-0330 for further information on the public reference room. Our SEC filings are also available on the SEC’s web site located at http://www.sec.gov, and certain filings are available on the Company’s web site at www.advancedemissionssolutions.com.

If you would like to request documents from us, please do so by June 5, 2018 to receive them before the Annual Meeting. We will send requested documents by first-class mail within one business day after receiving the request.
You should rely only on the information contained in this Proxy Statement to vote on the Annual Meeting proposals. No one has been authorized to provide you with information that is different from what is contained in this Proxy Statement.

This Proxy Statement is dated April 26, 2018. You should not assume the information contained in this Proxy Statement is accurate as of any date other than this date, and the mailing of this Proxy Statement to stockholders shall not imply information is accurate as of any other date.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Greg P. Marken
Greg P. Marken
Chief Financial Officer, Treasurer and Secretary

Dated: April 26, 2018

APPENDIX A

FIRST AMENDMENT TO
TAX ASSET PROTECTION PLAN

This FIRST AMENDMENT TO TAX ASSET PROTECTION PLAN (this “Amendment”) entered into as of April 6, 2018, by and between Advanced Emissions Solutions, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meaning(s) ascribed to them in that certain Tax Asset Protection Plan dated as of May 5, 2017, by and between the Company and the Rights Agent (the “TAPP”).

RECITALS

WHEREAS, the Company and the Rights Agent are parties to the TAPP; and

WHEREAS, pursuant to Section 26 of the TAPP, the Company and the Rights Agent desire to amend the TAPP as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

1.Amendment of Section 1(w). The definition of “Final Expiration Date” set forth in Section 1(w) of the TAPP is hereby amended and restated to read in its entirety as follows:
“(w) “Final Expiration Date” shall mean the Close of Business on the earlier of (i) December 31, 2019 or (ii) the Business Day immediately following the Company’s 2018 annual meeting of stockholders (including any adjournment or postponement thereof) if Stockholder Approval has not been obtained prior to such date.”
2.Addition of Section 1(vv). The TAPP is hereby amended to add the following as Section 1(vv):
“(vv) “Stockholder Approval” shall mean the approval of this Agreement by the stockholders of the Company where the votes cast in favor of approval of the Agreement exceed the votes cast against it.”
3.Amendment of Exhibit B (Form of Rights Certificate). The introductory paragraph of Exhibit B to the TAPP is hereby deleted and replaced with the following:
“NOT EXERCISABLE AFTER THE EARLIER OF (I) DECEMBER 31, 2019 OR (II) THE BUSINESS DAY IMMEDIATELY FOLLOWING THE COMPANY'S 2018 ANNUAL MEETING OF STOCKHOLDERS (INCLUDING ANY ADJOURNMENT OR POSTPONEMENT THEREOF) IF STOCKHOLDER APPROVAL HAS NOT BEEN OBTAINED PRIOR TO SUCH DATE, OR SUCH EARLIER DATE AS PROVIDED BY THE TAX ASSET PROTECTION PLAN. THE RIGHTS ARE SUBJECT TO REDEMPTION AND EXCHANGE AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE TAX ASSET PROTECTION PLAN. UNDER CERTAIN CIRCUMSTANCES AS SET FORTH IN THE TAX ASSET PROTECTION PLAN, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE TAX ASSET PROTECTION PLAN) MAY BECOME NULL AND VOID.”
4.Amendment of Exhibit C (Summary of Rights). Exhibit C to the TAPP is hereby amended in that the section titled “Expiration” is deleted and replaced with the following:
“Expiration. The Rights and the Plan will expire on the earlier of (i) the Close of Business on the earlier of (a) December 31, 2019 or (b) the Business Day immediately following the Company’s 2018 Annual Meeting of Stockholders (including any adjournment or postponement thereof) if Stockholder Approval has not been obtained prior to such date, (ii) the time at which the Rights are redeemed pursuant to the Plan, (iii) the time at which the Rights are exchanged in full pursuant to the Plan, (iv) the effective date of the repeal of both Section 382 and Section 383 of the Internal Revenue Code, or any successor provisions or replacement provisions, if the Board determines that the Plan is no longer necessary for the preservation of Tax Benefits or (v) the beginning of a taxable year of the Company for which the Board determines that the Company has or will have no Tax Benefits.”

5.Agreement as Amended. The term “Agreement” as used in the TAPP shall be deemed to refer to the TAPP as amended hereby. Except as set forth herein, the TAPP shall remain in full force and effect and otherwise shall be unaffected hereby, and each of the Company and the Rights Agent shall continue to be subject to its terms and conditions.

6.Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that if such excluded terms, provisions, covenants or restrictions shall adversely affect the rights, immunities, liabilities, duties, responsibilities or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately.

7.Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

8.Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A facsimile or .pdf signature delivered electronically shall constitute an original signature for all purposes.

9.Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
[Signature Page Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

ADVANCED EMISSIONS SOLUTIONS, INC.
By:	/s/ L. Heath Sampson
Name: L. Heath Sampson
Title: President & CEO

COMPUTERSHARE TRUST COMPANY, N.A.
By:	/s/ Patrick Hayes
Name: Patrick Hayes
Title: Vice President & Manager

ADVANCED EMISSIONS SOLUTIONS, INC.
640 PLAZA DRIVE
HIGHLANDS RANCH, COLORADO 80129

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	For All	Withhold All	For All Except
1. Election of five directors, each set to serve for a term of one year to expire at the later of the next Annual Meeting of Stockholders or May 31, 2019:	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Gilbert Li 02) R. Carter Pate 03) L. Heath Sampson 04) J. Taylor Simonton 05) L. Spencer Wells

The Board of Directors recommends that you vote FOR the following proposals.

NOTE: The undersigned stockholder(s) authorize(s) the individuals designated to vote this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters (none known by the Company at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment or postponement.

	Yes	No
Please indicate if you plan to attend this meeting	▢	▢

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000376677_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Stockholders, Proxy Statement, 2017 Annual Report is/are available at www.proxyvote.com .

ADVANCED EMISSIONS SOLUTIONS, INC.

The holder(s) of common shares of Advanced Emissions Solutions, Inc. (the "Company") identified on this proxy card hereby appoint(s) each of L. Spencer Wells and L. Heath Sampson or, failing them, Greg Marken, the proxies of the stockholder(s), with full power of substitution in each, to attend, vote and act for and in the name of such stockholder(s) at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 4900 S. Syracuse Street, Denver, Colorado 80237, on Tuesday, June 19, 2018, at 9:00 a.m. Mountain Time, and any adjournment or postponement thereof.

Where a choice is indicated, the common shares represented by this proxy card, when properly executed and returned, will be voted or not voted as specified. If no choice is indicated, the common shares represented by this proxy card when properly executed and returned will be voted in accordance with the recommendations of the Board of Directors. If any other matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, or if a nominee for election as a director named in the Proxy Statement who would have otherwise received the required number of votes is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote this proxy card, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors of the Company may recommend.

To be valid, this Proxy form, duly signed and dated, must arrive at the office of Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717 the day before the day of the Annual Meeting or any postponement or adjournment thereof.

The stockholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and the related Proxy Statement for the June 19, 2018, Annual Meeting, as well as the Company's 2017 Annual Report. Any proxy heretofore given to vote the common shares which the stockholder(s) is/are entitled to vote at the Annual Meeting is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

(This proxy card continues and must be signed and dated on the reverse side.)

0000376677_2 R1.0.1.17

Directions to the Denver Marriott Tech Center located at 4900 S. Syracuse Street, Denver, Colorado 80237

Take Highway I-25 north to Belleview exit, exit East on Belleview. Left at first light, S Syracuse, proceed to Hotel entrance on left.